EXHIBIT 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE EASTERN DISTRICT OF VIRGINIA

RICHMOND DIVISION

In re:	)	Case No. 08-36642-DOT
)
CANAL CORPORATION, et al.,	)	Chapter 11
)
Debtors.[1]	)	(Jointly Administered)

FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER

CONFIRMING THE SECOND AMENDED JOINT PLAN OF LIQUIDATION OF

CANAL CORPORATION AND CERTAIN OF ITS AFFILIATED DEBTORS

The above-captioned debtors and debtors-in-possession except for WTM I Company (collectively, the “Plan Debtors”) having filed the Second Amended Joint Plan of Liquidation of Canal Corporation and Certain of Its Affiliated Debtors [Docket No. 1324] (as amended or modified, including, without limitation, as modified in the version attached hereto as Exhibit A, the “Plan”);2 and the Court having reviewed the Plan and the Disclosure Statement With Respect to Second Amended Joint Plan of Liquidation of Canal Corporation and Certain of Its Affiliated Debtors [Docket No. 1325] (the “Disclosure Statement”) with respect to the Plan; and the

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The Debtors and the last four digits of their respective taxpayer identification numbers are as follows: Canal Corporation (f/k/a/ Chesapeake Corporation) (6880), Canal NC Company (f/k/a Chesapeake Printing and Packaging Company) (9208), Canal NY Company, Inc. (f/k/a Chesapeake Pharmaceutical Packaging Company, Inc.) (0010), Canal IH Company (f/k/a Chesapeake International Holding Company) (1532), WTM I Company (1080), Sheffield, Inc. (6314), Canal Resources Company (f/k/a Chesapeake Assets Company) (5293), Canal YR Company (f/k/a Chesapeake Recycling Company) (9383), Canal D&P Company (f/k/a Chesapeake Display and Packaging Company) (4207), Canal Virginia Company (f/k/a The Chesapeake Corporation of Virginia) (6783), Canal Corporation (Wisconsin) (f/k/a Chesapeake Corporation (Wisconsin)) (7682), Canal Corporation (Massachusetts) (f/k/a Chesapeake Corporation (Massachusetts)) (7686), Canal Corporation (D.C.) (f/k/a Chesapeake Corporation (D.C.)) (7684), Canal Corporation (Illinois) (f/k/a Chesapeake Corporation (Illinois)) (7685), Canal Corporation (Louisiana) (f/k/a Chesapeake Corporation (Louisiana)) (7681), Canal FP Company, LLC (f/k/a Chesapeake Forest Products Company, LLC) (6880), Canal DE Company (f/k/a Cary St. Company) (9092), Canal DP Company (f/k/a Delmarva Properties, Inc.) (7160), and Canal SH Company (f/k/a Stonehouse Inc.) (2481). For the avoidance of doubt, the Plan Debtors are all of the Debtors except WTM I Company.

[2]	Capitalized terms not defined in this Declaration shall have the meanings ascribed to them in the Plan.

hearing to confirm the Plan (the “Hearing”) having commenced before the Court on March 29, 2011, at 11:00 a.m. (the “Confirmation Hearing”); and the Court having considered the Declaration of J.P. Causey, Jr., in Support of Plan Confirmation [Docket No. 1401] (the “Causey Declaration”), the statements of counsel at the Confirmation Hearing and all other evidence presented or proffered at the Confirmation Hearing; and it appearing to the Court that the legal and factual bases presented at the Confirmation Hearing support confirmation of the Plan and all other relief granted herein; accordingly, the Court hereby makes the following findings of fact, conclusions of law, and order (the “Order”):

I. FINDINGS.

1. Findings of Fact and Conclusions of Law. This Order constitutes the Bankruptcy Court’s findings of fact and conclusions of law under Federal Rule of Civil Procedure 52, as made applicable herein by Rules 7052 and 9014 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”). Any and all findings of fact shall constitute findings of fact even if stated as conclusions of law, and any and all conclusions of law shall constitute conclusions of law even if stated as findings of fact.

2. Judicial Notice. The Bankruptcy Court takes judicial notice of the docket in these Cases maintained by the clerk of the Bankruptcy Court, including, without limitation, all pleadings and other documents filed, all orders entered, and evidence and argument made, proffered, or adduced at the hearings held before the Bankruptcy Court during the pendency of these Cases.

3. Notice and Solicitation. Based upon the Causey Declaration, the record of these Cases, and the certificates of service on file with the Court, the Court finds that the Plan Debtors complied in all respects with the Order (I) Approving the Disclosure Statement; (II) Establishing Procedures for Solicitation and Tabulation of Votes to Accept or Reject the Plan, Including (A)

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Approving Form and Manner of Solicitation Procedures, (B) Approving Form and Notice of the Confirmation Hearing, (C) Establishing Record Date and Approving Procedures for Distribution of Solicitation Packages, (D) Approving Forms of Ballots, (E) Establishing Deadline for Receipt of Ballots and (F) Approving Procedures for Vote Tabulations; (III) Establishing Deadline for Procedures for Filing Objections (A) to Confirmation of the Plan, and (B) to Proposed Cure Amounts; and (IV) Granting Related Relief (the “Disclosure Statement Order”) [Docket No. 1331], entered on February 16, 2011, and the transmittal and service of the Solicitation Package (as defined in the Disclosure Statement Order) (i) was sufficient notice of the Confirmation Hearing, (ii) was sufficient notice of the opportunity for any party in interest to object to confirmation of the Plan, (iii) provided adequate time for creditors in impaired Classes of Claims entitled to vote to determine whether to vote to accept or reject the Plan and to take such other actions as contemplated or required by the Ballots, and (iv) satisfied in all respects the requirements of the Bankruptcy Code, the Bankruptcy Rules (including Bankruptcy Rules 2002(b), 3016, 3017, and 3018), and the Local Rules of the Court. No other and further notice is or shall be required to grant the relief set forth herein.

4. Voting. Votes to accept or reject the Plan have been solicited and tabulated fairly, in good faith, and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules the Local Rules of the Bankruptcy Court and the Approval Order. As reflected in the Declaration of Jade P. Hwa Regarding Tabulation of Ballots with Respect to Vote on Second Amended Joint Plan of Liquidation of Canal Corporation an Certain of Its Affiliated Debtors [Docket No. 1397] (the “Voting Declaration”), Class 3A and Class 3B voted to accept the Plan in requisite number and amount without counting the votes of insiders. Class 3C voted to reject the Plan. The

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Holder of the Class 4 Plan, the IRS, did not vote on the Plan but supports the confirmation of the Plan.

5. Section 1129(a)(1) - Compliance with Applicable Provisions of the Bankruptcy Code. The Plan complies with all, and is not inconsistent with, the applicable provisions of the Bankruptcy Code as required by Section 1129(a)(1) of the Bankruptcy Code, as follows:

a.	Pursuant to Sections 1122(a) and 1123(a)(1) of the Bankruptcy Code, Article III of the Plan designates Classes of Claims and Interests, other than Administrative Claims, Professional Fee Claims and Priority Tax Claims. As required by Section 1122, each Class of Claims and Interests contains only Claims and Interests that are substantially similar to other Claims or Interests within the Class.

b.	Pursuant to Sections 1123(a)(2) and (3) of the Bankruptcy Code, Article V of the Plan specifies all Claims and Interests that are impaired or unimpaired, and specifies the treatment of impaired and unimpaired Claims and Interests. Pursuant to Section 1123(a)(4) of the Bankruptcy Code, Article V of the Plan also provides the same treatment for each Claim or Interest within a particular Class.

c.	Pursuant to Section 1123(a)(5) of the Bankruptcy Code, the Plan provides adequate means for its implementation, including, without limitation, by the substantive consolidation of the Plan Debtors. The Plan Debtors will have, upon the Effective Date of the Plan, sufficient funds or other financial wherewithal to make all payments required to be made on the Effective Date pursuant to the terms of the Plan. Moreover, Article VI and various other provisions of the Plan specifically provide adequate means for the Plan’s implementation.

d.	The Plan contemplates liquidation of the Plan Debtors and cancellation of all Interests in the Plan Debtors. There is no provision in the Plan for the issuance of nonvoting equity securities.

e.	As required by Section 1123(a)(7) of the Bankruptcy Code, (i) the Plan Debtors selected the Plan Administrator in a manner consistent with the best interests of the Holders of Claims and Interests and with public policy, and (ii) the manner in which any successor Plan Administrator will be chosen, as set forth in the Plan Administrator Agreement, is consistent with those interests and with such public policy.

f.	The Plan is dated and identifies the persons submitting it as the proponents, thereby satisfying Bankruptcy Rule 3016(a).

g.	Other than conduct automatically enjoined by the Bankruptcy Code, the Plan and Disclosure Statement describe in specific and conspicuous language all acts to be

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enjoined and identifies the entities that would be subject to any injunction, thereby satisfying Bankruptcy Rule 3016(c)

6. Section 1123(b) - Discretionary Provisions. The Plan contains various provisions that are not required for Confirmation under the Bankruptcy Code. As set forth below, such discretionary provisions comply with section 1123(b) of the Bankruptcy Code and are not inconsistent with the applicable provisions of the Bankruptcy Code. As a result, section 1123(b) of the Bankruptcy Code is satisfied.

a.	Section 1123(b)(1) and 1123(b)(2) — Unimpaired Claims and Executory Contracts and Unexpired Leases. Pursuant to section 1123(b)(1) and (b)(2) of the Bankruptcy Code, respectively, Article III of the Plan impairs or leaves unimpaired, as the case may be, each Class of Claims and Interests, and Article VII of the Plan provides for the assumption and assignment or rejection of the executory contracts and unexpired leases of the Plan Debtors not previously assumed, assumed and assigned or rejected pursuant to section 365 of the Bankruptcy Code and appropriate authorizing orders of the Bankruptcy Court.

b.	Section 1123(b)(3) — Release, Exculpation, Injunction and Preservation of Claims and Causes of Action.

(i)	Releases by the Plan Debtors. The Debtor Release set forth in Section 9.4 of the Plan is an essential provision of the Plan. The Debtor Release is: (a) in exchange for the good and valuable consideration provided by the Debtor Releasees; (b) in the best interests of the Plan Debtors and all Holders of Claims; (c) fair, equitable and reasonable; (d) given and made after due notice and opportunity for hearing; and (e) a bar to any of the Plan Debtors or any Holder of a Claim or Interest that would have been legally entitled to assert any Cause of Action on behalf of any of the Plan Debtors or any of the Estates from asserting any Cause of Action released by the Debtor Release against any of the Debtor Releasees. The Debtor Release provides assurance to the Debtor Releasees that they will not be subject to any liability to the Plan Debtors, the Estates, or any party that seeks to bring a claim on behalf of the Plan Debtors or the Estates and provides incentive for such parties to settle and consent to the Plan. Absent the Debtor Release, it is likely that the various Debtor Releasees would not commit to support the Plan because they would remain exposed to potential claims and causes of action.

(ii)

Releases by Holders of Claims. The Third Party Release set forth in Article 9.5 of the Plan is an essential provision of the Plan. The Third Party Release is: (a) in exchange for the good and valuable consideration provided by the Released Parties; (b) in the best interests of the Plan

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Debtors and all Holders of Claims; (c) fair, equitable and reasonable; (d) given and made after due notice and opportunity for hearing; and (f) a bar to any of the releasing parties asserting any Cause of Action released by the Third Party Release against any of the Released Parties. Such releases by Holders of Claims that voted in favor of the Plan, who abstained from voting or from opting out of the Third Party Release, or who have otherwise consented to give a release, are consensual. The Ballots and other materials in the Solicitation Package explicitly stated that a vote to accept the Plan constituted an agreement to be bound by the terms of the Plan, including, without limitation, the Third Party Release. The Ballots and other materials in the Solicitation Package further advised that votes against the Plan would opt out of the Third Party Release and provided parties entitled to vote with the ability to opt-out of the Third Party Release. Thus, those Holders of Claims voting to accept the Plan or abstaining from voting or abstaining from the opt-out provision were given due and adequate notice that they would be granting the Third Party Release by acting in such a manner. The Third Party Release provides assurance to the Released Parties that they will not be subject to any liability on account of claims related to the Plan Debtors and provides incentive for such parties to settle and consent to the Plan. Absent the Third Party Release, it is likely that the various Released Parties would not commit to support the Plan because they would remain exposed to potential claims and causes of action.

(iii)	Exculpation. The Exculpation set forth in Article 9.6 of the Plan is an essential provision of the Plan. The record in these Cases fully supports the exculpation and the exculpation provisions set forth in Article 9.6 of the Plan are appropriately tailored to protect the Exculpated Parties from inappropriate claims, demands or litigation. The exculpation ensures that the Plan will have finality, and that the parties thereto will not be subject to collateral attacks through litigation against the Plan’s proponents and supporters. The exculpation shall have no effect on the liability of any entity that results from any act or omission by such entity that is determined in a Final Order to have constituted gross negligence or willful misconduct; provided, that each Exculpated Party shall be entitled to reasonable rely upon the advice of counsel concerning his, her or its duties and shall be fully protected in acting or in refraining from action in accordance with such advice.

(iv)	Injunction. The injunction set forth in Section 9.2 of the Plan is an essential provision of the Plan, is necessary to preserve and enforce the provisions of the Plan and narrowly tailored to achieve that purpose.

(v)

Each of the Debtor Release, the Third Party Release, the exculpation, and the injunction contained in Article IX of the Plan: (a) is within the jurisdiction of the Bankruptcy Court under 28 U.S.C. § 1334(a), 1334(b) and 1334(d); (b) is an essential means of implementing the Plan pursuant

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to section 1123(a)(6) of the Bankruptcy Code; (c) is an integral element of the transactions incorporated into the Plan; (d) confers material benefits on, and is in the best interests of, the Plan Debtors, the Estates and the Holders of Claims; (e) is important to the overall objectives of the Plan to finally resolve all Claims among or against the parties in interest in the Cases with respect to the Plan Debtors; and (f) is consistent with sections 105, 1123 and 1129 of the Bankruptcy Code and other applicable law, including other applicable provisions of the Bankruptcy Code. The record of the Confirmation Hearing and the Cases is sufficient to support the Debtor Release, the Third Party Release, the exculpation, and the injunction contained in Article IX of the Plan.

c.	Preservation of Claims and Causes of Action. Section 6.12 of the Plan appropriately provides for the preservation and retention by the Plan Debtors of all Claims and Causes of Action in accordance with section 1123(b)(3) of the Bankruptcy Code. The provisions regarding retained Claims and Causes of Action in the Plan are appropriate and are in the best interests of the Plan Debtors, the Estates and Holders of Claims. Furthermore, preservation of the retained Claims and Causes of Action as set forth in the Plan is reasonable and in the best interests of the Plan Debtors, the Estates and Holders of Claims.

7. Section 1129(a)(2) - Compliance by the Plan Debtors with Applicable Provisions of the Bankruptcy Code. The Plan Debtors, as proponents of the Plan, complied with all applicable provisions of the Bankruptcy Code as required by Section 1129(a)(2) of the Bankruptcy Code, including, without limitation, Sections 1125 and 1126 of the Bankruptcy Code and Bankruptcy Rules 3017, 3018 and 3019. The distribution of the Disclosure Statement and the procedures by which the Ballots for acceptance and rejection of the Plan were solicited and tabulated were fair, properly conducted and in accordance with Bankruptcy Rules 3017 and 3018, Section 1126(c) of the Bankruptcy Code, and the Disclosure Statement Order.

8. Section 1129(a)(3) - Proposal of Plan in Good Faith. The Plan Debtors proposed the Plan in good faith and not by any means forbidden by law. Consistent with the overriding purpose of chapter 11 of the Bankruptcy Code, the Plan will maximize the return to the Plan Debtors’ creditors. Moreover, the Plan itself, and the process leading to its formulation, provide independent evidence of the Plan Debtors’ good faith in proposing the Plan.

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9. Section 1129(a)(4) - Bankruptcy Court Approval of Certain Payments as Reasonable. Pursuant to Section 1129(a)(4) of the Bankruptcy Code, any payment made or promised by the Plan Debtors or a Person acquiring property under the Plan, for services or for costs and expenses in, or in connection with, these Cases, or in connection with the Plan and incident to these Cases, has been disclosed to the Bankruptcy Court. Any such payment made before confirmation of the Plan is reasonable. Any such payment to be made after confirmation of the Plan is subject to approval of the Bankruptcy Court as reasonable.

10. Section 1129(a)(5) - Disclosure of Identity of Plan Administrator, Compensation of Plan Administrator and Consistency of Plan Administrator Agreement with the Interests of Creditors and Public Policy. The Plan provides for the appointment of the Plan Administrator to serve after the Effective Date. The Plan Administrator was an insider of the Plan Debtors and the Plan Administrator Agreement discloses the nature of the compensation to the Plan Administrator. On the Effective Date, any of the Plan Debtors’ remaining directors and officers shall and are deemed to have resigned from their positions with the Plan Debtors.

11. Section 1129(a)(6) - Governmental Regulatory Control Over Rate Changes. With respect to the requirements of Section 1129(a)(6) of the Bankruptcy Code, there is no governmental regulatory commission with jurisdiction over the rates of the Plan Debtors. Therefore, no changes in rates over which any governmental regulatory commission has jurisdiction will occur and Section 1129(a)(6) is inapplicable.

12. Section 1129(a)(7) - Best Interests of Creditors and Holders of Interests. With respect to each impaired Class of Claims or Interests, each Holder of a Claim or Interest in such Class (i) has accepted the Plan or (ii) will receive or retain under the Plan on account of such Claim or Interest property of a value, as of the Effective Date, that is not less than the amount

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such Holder would receive or retain if the Plan Debtors were liquidated on the Effective Date under chapter 7 of the Bankruptcy Code.

13. Section 1129(a)(8) - Acceptance of the Plan by Impaired Classes. The Plan was accepted by the necessary Classes of Claims, as follows:

a.	Pursuant to Sections 1126 and 1129(a)(8) of the Bankruptcy Code and as indicated in the Voting Declaration, Class 3A and Class 3B voted to accept the Plan pursuant to Section 1126(c) of the Bankruptcy Code. Class 4 did not vote on the Plan but the only Holder of a Class 4 Claim, the IRS, supports the Plan.

b.	Class 3C voted to reject the Plan. Classes 5 and 6 (collectively, and together with Class 3C, the “Rejecting Classes”) are deemed to have rejected the Plan. Because the Plan has not been accepted by the Rejecting Classes, the Plan Debtors sought Confirmation under section 1129(b), rather than section 1129(a)(8), of the Bankruptcy Code. As set forth below in Paragraph 19, although section 1129(a)(8) of the Bankruptcy Code has not been satisfied with respect to the Rejecting Classes, the Plan is confirmable because the Plan does not discriminate unfairly and is fair and equitable with respect to the Rejecting Classes.

c.	Classes 1 and 2 are unimpaired and are deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. The provisions of the Plan with respect to Holders of the unimpaired Claims in Classes 1 and 2 are fair and appropriate.

14. Section 1129(a)(9) - Treatment of Claims Entitled to Priority Pursuant to Section 507(a) of the Bankruptcy Code. The Plan provides for treatment of Administrative Claims, Professional Fee Claims, and Priority Claims in the manner required by Section 1129(a)(9) of the Bankruptcy Code.

15. Section 1129(a)(10) - Acceptance By at Least One Impaired Class. As indicated in the Voting Declaration, impaired Classes 3A and 3B accepted the Plan, excluding votes cast by insiders, pursuant to Section 1126 of the Bankruptcy Code. Accordingly as required by Section 1129(a)(10) of the Bankruptcy Code, at least one Class of Claims that is impaired under the Plan has accepted the Plan, excluding votes cast by insiders.

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16. Section 1129(a)(11) - Feasibility of the Plan. The Plan is feasible. The Plan Debtors will have sufficient funds and other financial wherewithal on the Effective Date to allow the Plan Debtors to substantially consummate the Plan. The Plan, therefore, complies with Section 1129(a)(11) of the Bankruptcy Code.

17. Section 1129(a)(12) - Payment of Bankruptcy Fees. In accordance with Section 1129(a)(12) of the Bankruptcy Code, the Plan provides for the payment on the Effective Date of all fees, if any, then payable under section 1930 of chapter 123 of title 28 of the United States Code, and for the payment of any such fees due after the Effective Date.

18. Section 1129(a)(13) - Retiree Benefits. The evidence adduced or proffered at the Hearing established that the Plan Debtors’ Estates are not obligated now, nor will they become obligated in the future, to pay retiree benefits as described in Section 1129(a)(13) of the Bankruptcy Code. Thus, Section 1129(a)(13) is inapplicable to the Plan.

19. Section 1129(b) - Confirmation of the Plan Over Non-acceptance of Rejecting Classes. All requirements of Section 1129(b) of the Bankruptcy Code have been satisfied. Pursuant to Section 1129(b)(1) of the Bankruptcy Code, the Plan is confirmed notwithstanding that, contrary to Section 1129(a)(8) of the Bankruptcy Code, the Holders of Claims and Interests in the Rejecting Classes are impaired and such Holders rejected or are deemed to have rejected the Plan. The Plan does not discriminate unfairly and is fair and equitable with respect to the Holders of Claims and Interests in the Rejecting Classes as set forth below:

a.	All Claims in Class 3C are similar and receive the same treatment under the Plan. No Holders of Claims against or Interests in the Plan Debtors junior to Class 3C will receive or retain any property under the Plan on account of such Claims or Interests. No Class of Claims senior to Class 3C will receive property under the Plan having a value more than the Allowed amount of such Claim. Thus, there is no discrimination against any Holder of a Class 3C Claim, and the Plan is fair and equitable with respect to Class 3C.

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b.	All Claims in Class 5 are similar and receive the same treatment under the Plan. No Holders of Claims against or Interests in the Plan Debtors junior to Class 5 will receive or retain any property under the Plan on account of such Claims or Interests. No Class of Claims senior to Class 5 will receive property under the Plan having a value more than the Allowed amount of such Claim. Thus, there is no discrimination against any Holder of a Class 5 Claim, and the Plan is fair and equitable with respect to Class 5.

c.	All Interests in Class 6 are similar and receive the same treatment under the Plan. The Interests are extinguished under the Plan. No Holders of Claims against or Interests in the Debtors junior to Class 6 will receive or retain any property under the Plan on account of such Claims or Interests. No Class of Claims or Interests senior to Class 6 will receive property under the Plan having a value more than the Allowed amount of such Claims or Interests. Thus there is no discrimination against any Holder of a Class 6 Interest, and the Plan is fair and equitable with respect to Class 6.

20. Section 1129(d) - Principal Purpose of the Plan. The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933, and no governmental entity objects asserting that such avoidance is the principal purpose of the Plan.

II. CONCLUSIONS OF LAW.

21. The Bankruptcy Court has subject matter jurisdiction over this proceeding pursuant to 28 U.S.C. § 1334. This is a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(A), (L), and (O). The Bankruptcy Court can exercise its subject matter jurisdiction pursuant to 28 U.S.C. § 157(b)(1). The Plan Debtors are and were qualified to be debtors under Section 109 of the Bankruptcy Code.

22. Venue in the Eastern District of Virginia was proper as of the Petition Date and continues to be proper under 28 U.S.C. §§ 1408 and 1409.

23. The Plan Debtors and their directors, officers, employees, agents, financial advisors, investment bankers, attorneys, and other professionals have acted in “good faith” within the meaning of Section 1125(e) of the Bankruptcy Code in compliance with the applicable

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provisions of the Bankruptcy Code and Bankruptcy Rules in connections with all their respective activities described in Section 1125 of the Bankruptcy Code. Accordingly, pursuant to Section 1125(e) of the Bankruptcy Code, none of these parties that participated in (i) the transmittal of the Solicitation Package, as described above, or (ii) the solicitation of acceptances of the Plan shall be liable, on account of such actions or such participation, for any violation of any applicable law, rule or regulation governing the solicitation of acceptance or rejection of the Plan or the offer, issuance, sale or purchase of securities.

24. Pursuant to Section 1123(b)(3)(A) of the Bankruptcy Code and Bankruptcy Rule 9019(a), the settlements, compromises, releases, and injunctions set forth in the Plan, and implemented by this Order, hereby are approved as fair, equitable, reasonable and in the best interests of the Plan Debtors and the Estates and the Holders of Claims and Interests; provided, however, notwithstanding anything to the contrary in the Plan or this Order, such releases shall not include or be intended to provide a release of any obligations under the Plan.

25. The continuation of the Plan Debtors and the vesting in the Plan Debtors of the Assets, including, without limitation, all Claims and Causes of Action of the Plan Debtors and the Estates, are essential elements of the Plan and are appropriate and in the best interests of the Plan Debtors and the Estates and their creditors. It is appropriate and in the best interests of the Plan Debtors and the Estates and their creditors, effective as of the Effective Date, to enter into the Plan Administrator Agreement, and appoint the Plan Administrator, all in accordance with the Plan and this Order. The form and terms of the Plan Administrator Agreement, as the same may be subsequently amended or modified, are appropriate and in the best interests of the Plan Debtors and the Estates and their creditors. On execution, the Plan Administrator Agreement shall be valid, binding, and enforceable in accordance with its terms.

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26. Pursuant to Section 1142(b) of the Bankruptcy Code, no action of the directors or members of the Debtors will be required to authorize the Plan Debtors or the Plan Administrator Agreement, as applicable, (i) to effectuate and carry out the Plan or any order of the Bankruptcy Court relating thereto, (ii) to consummate the transactions contemplated by the Plan or such orders, or (iii) to take any other action or thing contemplated by the Plan or such orders as may be entered in connection therewith, and all such actions and things hereby are or will be deemed to have been taken or done with like effect as if they had been authorized or approved by unanimous actions of the directors and the members of the Debtors.

27. To the extent any of the provisions of this Order constitute modifications of the Plan, the Plan, as modified, satisfies the requirements of Sections 1122 and 1123 of the Bankruptcy Code and is hereby approved. Because any modification of the Plan effected by this Order does not adversely affect the treatment of any creditor or the interest of any equity security holder under the Plan, all creditors and equity security holders that previously voted to accept the Plan prior to its modification shall be and hereby are deemed to have voted to accept the Plan as modified hereby pursuant to Bankruptcy Rule 3019.

III. ORDER.

28. The Plan (as modified hereby), which is incorporated herein by reference, is hereby APPROVED and CONFIRMED in all respects pursuant to Section 1129 of the Bankruptcy Code.

29. If there is any direct conflict between the terms of the Plan and the terms of this Order, the terms of this Order shall control.

30. All objections and responses to, and statements and comments regarding, the Plan, to the extent they have not been withdrawn prior to entry of this Order, or are not cured by the relief granted herein, are hereby expressly overruled.

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31. The entry of this Order shall constitute the approval, effective as of the Effective Date, of the substantive consolidation of the Plan Debtors as set forth in the Plan.

32. Without limiting in any way the injunctions and stays set forth in the Plan, all injunctions and stays in effect on the Confirmation Date pursuant to Sections 105 and 362 of the Bankruptcy Code or otherwise shall remain in full force and effect until the Effective Date of the Plan, except that nothing herein shall bar the taking of any actions that are necessary to effectuate the transactions contemplated by the Plan or this Order.

33. The stays, releases, injunctions and exculpations set forth in the Plan are hereby approved and effective.

34. The terms of the Plan hereby are deemed binding upon the Plan Debtors and all Holders of Claims or Interests (irrespective of whether such Claims or Interests are impaired under the Plan or whether the Holders of such Claims or Interests accepted or are deemed to have accepted the Plan), any and all non-debtor parties to executory contracts and unexpired leases with the Plan Debtors and the respective heirs, executors, administrators, successors, or assigns, if any, of any of the foregoing.

35. Pursuant to the Plan, the Plan Debtors will continue after the Effective Date. The Plan Debtors and the Plan Administrator shall have all of the rights and powers set forth in the Plan and Plan Administrator Agreement.

36. All of the Assets remain vested in the Plan Debtors.

37. Except as otherwise provided in the Plan or this Order, or in any contract, instrument, release, or other agreement entered into or delivered in connection with the Plan, on the Effective Date, the Plan Debtors shall remain vested with, retain, and may exclusively

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enforce and prosecute any Claims or Causes of Action that the Plan Debtors or the Estates may have against any Person.

38. The Plan Debtors and the Plan Administrator are authorized to execute and deliver any and all documents and instruments and take any and all action necessary or desirable to implement the Plan and this Order and to effect any other transactions contemplated therein or thereby, regardless of whether such actions or documents are specifically referred to in the Plan or this Order. To the extent that under applicable non-bankruptcy law any of the foregoing actions of the Plan Debtors would otherwise require the consent or approval of the boards of directors of the Plan Debtors, this Order constitutes such consent or approval.

39. Subject only to the occurrence of the Effective Date, the assumption, assumption and assignment or rejection of the Executory Contracts of the Plan Debtors in accordance with Article VII of the Plan shall be, and hereby is, approved in all respects pursuant to Section 365 of the Bankruptcy Code. If the rejection of any Executory Contract under the Plan gives rise to a Claim by the non-Debtor party or parties to such Executory Contract, such Claim, to the extent that it is timely filed and is an Allowed Claim, shall be classified in Class 3A, 3B or 3C, as applicable. The General Unsecured Claim arising from such rejection shall be forever barred and shall not be enforceable against the Plan Debtors, their successors or properties, unless a proof of such Claim is filed with the Court and served on the Plan Debtors within thirty (30) days after the date of notice of the entry of the order of the Court rejecting the Executory Contract, which may include, if applicable, this Order. To the extent Rejection Claims initially are Disputed Claims, but subsequently become Allowed Claims, the Plan Debtors shall pay such Rejection Claims in accordance with the Plan, but nothing herein shall constitute a determination

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that any such rejection gives rise to or results in a Claim or constitutes a waiver of any objections to such Claim by the Plan Debtors or any party in interest.

40. Insurance Preservation and Neutrality. Notwithstanding anything to the contrary in the Plan or the Confirmation Order, nothing in the Plan or this Order (including, without limitation, any provision that purports to be preemptory or supervening or grants an injunction or a release) shall in any way operate to impair, diminish, or waive, or have the effect of impairing, diminishing or waiving, the legal or contractual rights, claims, defenses, liabilities or obligations of any Person, including, without limitation, the Plan Debtors, the Plan Administrator and any insurers, pursuant to any policies of insurance and related agreements, including, without limitation, the terms, conditions, limitations, exclusions, and endorsements thereof, that may cover Claims against the Plan Debtors, the Estates, the Plan Administrator or any other Person (collectively, the “Policies”). For the avoidance of doubt, the Policies include, without limitation, that certain Confidential Settlement, Release, and Hold Harmless Agreement among WTM I Company, Canal Corporation, Philip Morris USA, and the Carriers (as defined therein). For the further avoidance of doubt, the substantive consolidation of the Plan Debtors shall not in any way increase the obligations of the insurers under the Policies or result in new or additional insureds under the Policies. The Policies shall remain in full force and effect. The rights, claims, defenses, liabilities and obligations of any Person, including, without limitation, the Plan Debtors, the Plan Administrator and any insurers, under the Policies shall be governed by applicable law and the Policies. For the avoidance of doubt, notwithstanding anything to the contrary in the Plan or this Order, nothing in the Plan or this Order shall in any way operate to impair, diminish, or waive, or have the effect of impairing, diminishing or waiving, the legal or contractual rights, claims, defenses, liabilities or obligations of (i) WTM I Company to any

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insurer or (ii) any insurer to WTM I Company. For the further avoidance of doubt, notwithstanding anything to the contrary in the Plan or this Order, nothing in the Plan or this Order shall in any way operate to impair, diminish, or waive, or have the effect of impairing, diminishing or waiving, the legal or contractual rights, claims, defenses, liabilities or obligations of any Person, including, without limitation, the Plan Debtors, the Plan Administrator and any insurers, concerning any and all letters of credit and other collateral or security and the proceeds thereof provided by the Plan Debtors to the insurers. In addition, notwithstanding anything to the contrary in the Plan or this Order, nothing in the Plan or this Order shall in any way operate to impair, diminish, or waive, or have the effect of impairing, diminishing or waiving the ability of (a) the Plan Debtors to object to any Claims against the Estates filed by any insurer including, without limitation, Administrative, Priority, Secured or General Unsecured Claims or (b) any insurer to respond to such objection or assert such Claims, which Claims shall be allowed or disallowed pursuant to applicable law and the Policies. Distributions on any Allowed Claims filed by any insurer against the Estates shall be made pursuant to this Plan and this Order.

41. The Plan Debtors are not insureds under, and do not have claims against the insurers under, the following Policies: (1) Fireman’s Fund insurance policy no. XLX-137 23 95; (2) Fireman’s Fund insurance policy no. XLX-105 07 63; (3) Fireman’s Fund insurance policy no. XLX-121 86 39; (4) Fireman’s Fund insurance policy no. XLX-136 94 32; (5) Fireman’s Fund insurance policy no. XLX-137 23 94; (6) Fireman’s Fund insurance policy no. XLX-161 85 08; (7) Fireman’s Fund insurance policy no. XLX-137 30 96; (8) Fireman’s Fund insurance policy no. XLX-148 49 63; (9) Fireman’s Fund insurance policy no. XLX-148 54 37; (10) Fireman’s Fund insurance policy no. XLX-161 85 07; (11) National Surety’s insurance policy no. XLX-177 57 37; (12) Fireman’s Fund insurance policy no. XLX-162 05 66;

17

(13) Fireman’s Fund insurance policy no. XLX-162 05 67; (14) National Surety’s insurance policy no. XLX-177 57 36; (15) Century Indemnity Company’s insurance policy no. CIZ 42 69 21; (16) Insurance Company of North America’s insurance policy no. XBC 154514; (17) Insurance Company of North America’s insurance policy no. XCP 156481; (18) Indemnity Insurance Company of North America’s insurance policy no. XCP 15 66 56; (19) Indemnity Insurance Company of North America’s insurance policy no. XCP 15 66 57; (20) Federal’s insurance policy no. 7932-98-05; (21) Federal’s insurance policy no. (79) 7932-98-05; (22) Federal’s insurance policy no. (80) 7932-98-05; (23) Federal’s insurance policy no. (81) 7932-98-05; (24) Federal’s insurance policy no. (82) 7932-98-05; (25) Federal’s insurance policy no. 7935-58-18; (26) Federal’s insurance policy no. (83) 7932-98-05; (27) Federal’s insurance policy no. (82) 7935-58-18; (28) Federal’s insurance policy no. (84) 7935-58-18; (29) Federal’s insurance policy no. (85) 7935-58-18; (30) Federal’s insurance policy no. (86) 7935-58-18; (31) Hartford Accident and Indemnity Company’s insurance policy no. 10 HU 461688; (32) First State Insurance Company’s insurance policy no. 924086; (33) First State Insurance Company’s insurance policy no. 925850; (34) First State Insurance Company’s insurance policy no. 927474; (35) Hartford Accident and Indemnity Company’s insurance policy no. 10 HU 465421; (36) Hartford Accident and Indemnity Company’s insurance policy no. 10 HU 467144; (37) First State Insurance Company’s insurance policy no. 929227; (38) First State Insurance Company’s insurance policy no. 947178; (39) First State Insurance Company’s insurance policy no. 687522; (40) Hartford Accident and Indemnity Company’s insurance policy no. 10 CSE C30200E; (41) New England Insurance Company’s insurance policy no. 688092; (42) Twin City Fire Insurance Company’s insurance policy no. TXS 102653; (43) Hartford Accident and Indemnity Company’s insurance policy no. 10 CSE C30212E; (44) Twin City Fire Insurance Company’s

18

insurance policy no. TXU 109282; (45) Twin City Fire Insurance Company’s insurance policy no. 98 TXU 110753; (46) New England Insurance Company’s insurance policy no. EG000312; (47) Hartford Accident and Indemnity Company’s insurance policy no. 10 CSE C30217E; (48) New England Insurance Company’s insurance policy no. EG000281; (49) Hartford Accident and Indemnity Company’s insurance policy no. 10 CSE C30225E; and (50) Hartford Accident and Indemnity Company’s insurance policy no. 10 XS SG2259 (collectively, the “Non-Plan Debtor Policies”). For the avoidance of doubt, nothing in the Plan or this Order shall in any way operate to impair, diminish, or waive, or have the effect of impairing, diminishing or waiving, the legal or contractual rights, claims, defenses, liabilities or obligations of WTM I Company or any insurer under the Non-Plan Debtor Policies or applicable law.

42. Notwithstanding the appointment of a Plan Administrator or any provision of the Plan or this Order, that certain Confidential Settlement, Release, and Hold Harmless Agreement among WTM I Company, Canal Corporation, Philip Morris USA and the Carriers (as defined therein) effective December 5, 2005 (the “Confidential Settlement Agreement”) remains in full force and effect, and Plan Debtor Canal Corporation (f/k/a Chesapeake Corporation) remains a party to the Confidential Settlement Agreement and remains subject to the terms of the Confidential Settlement Agreement; provided, further, that nothing in the Plan or this Order shall in any way operate to impair, diminish, or waive, or have the effect of impairing, diminishing or waiving, the legal or contractual rights, claims, defenses, liabilities or obligations of any Person, including, without limitation, Plan Debtor Canal Corporation (f/k/a Chesapeake Corporation), insurers or any non-Plan Debtor, under the Confidential Settlement Agreement.

43. In addition, with respect to (i) Pacific Employers Insurance Company’s insurance policy no. CFG G0601828-2; (ii) Insurance Company of North America’s policy no. XCP

19

G00021519; (iii) Insurance Company of North America’s policy no. XCP G00021507; (iv) policy no. CG 86331ccc of ACE Property & Casualty Insurance Company (formerly CIGNA Property & Casualty Insurance Company, formerly AETNA Insurance Company) (“ACE P&C”); (v) ACE P&C’s policy no. CG 211277ccc; (vi) ACE P&C’s policy no. CFG003835; (vii) ACE P&C’s policy no. CFGGO0039639; and (viii) with respect to the Peck Iron & Metal site in Portsmouth, Virginia, or any other site, other policies issued or allegedly issued by ACE P&C and/or Pacific Employers Insurance Company alleged to cover claims or losses, including, without limitation, based on response costs, natural resources damages and defense costs, as a result of alleged discharges of hazardous materials, all such Policies identified in (i) through (viii) shall remain in full force and effect subject to Debtors’ and insurers’ rights and defenses under such Policies with respect to particular claims or losses.

44. Notwithstanding the substantive consolidation of the Plan Debtors, the insurers shall not have any obligation under the Policies to provide coverage for any liabilities that are not covered liabilities of the Debtors that were named insureds or additional insureds under the Policies prior to substantive consolidation.

45. To the extent prior to their dissolution the Plan Debtors believe a particular claim is or may be within coverage, they shall notify the applicable insurer(s), who shall retain any control or participation rights such insurers have under their Policies.

46. The Plan Debtors shall endeavor in good faith upon their dissolution to request the applicable state agent for service of process upon a dissolved corporation to send notice of service of any suit against such Plan Debtor to any insurer who within 60 days of the Effective Date notifies the Plan Administrator in writing that it requests such notice, provided, however,

20

that such requesting insurers shall not assume any new duties or obligations as a result of receiving such notice.

47. The Bankruptcy Court shall retain jurisdiction, to the maximum extent permitted by the Bankruptcy Code and other applicable law and notwithstanding the prior closure of any of the Plan Debtors’ Cases, of all matters arising out of, and related to, the Cases and the Plan pursuant to, and for the purposes of, Sections 105(a) and 1142 of the Bankruptcy Code.

48. Pursuant to Section 1146(a) of the Bankruptcy Code, the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan will not be subject to any stamp tax, recording tax, personal property transfer tax, sales or use tax, or other similar tax. All recording and filing officers and clerks wherever located are hereby directed to accept for filing or recording, and to file or record immediately upon presentation thereof, any mortgage, deed of trust or other instrument of transfer without payment of any stamp tax, recording tax, personal property transfer tax, sales or use tax, or similar tax. Furthermore, the transfer of the Plan Debtors’ Assets to any party shall not be subject to any personal property tax, transfer tax, sales or use tax or any other similar tax. The Plan Debtors are hereby authorized to deliver a notice or short form of this Order to any state recording officer to the effect that such officer must accept for filing such documents described in this paragraph without charging any stamp tax, recording tax, personal property transfer tax, real estate transfer tax, sales or use tax or other similar tax.

49. Pursuant to Rules 2002(f)(7) and 3020(c) of the Bankruptcy Rules, the Plan Debtors hereby are directed to serve a notice of the entry of this Order no later than fourteen (14) days after the entry of this Order on all Holders of Claims against or Interests in the Plan Debtors and other persons on whom the notice of the Hearing was served.

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50. The Plan Debtors hereby are directed to serve a copy of this Order on each party that has filed a notice of appearance in these Cases and on each party that filed an objection or response to, or statement or comments regarding, the Plan, no later than fourteen (14) days after the Confirmation Date.

Dated:	Richmond, Virginia

	April 1, 2011	/s/ Douglas O. Tice

United States Bankruptcy Judge

WE ASK FOR THIS:

CANAL CORPORATION AND AFFILIATED PLAN DEBTORS

/s/ Jason W. Harbour

HUNTON & WILLIAMS LLP

Benjamin C. Ackerly (VSB No. 09120)

Jason W. Harbour (VSB No. 68220)

Shannon E. Daily (VSB No. 79334)

Riverfront Plaza, East Tower

951 East Byrd Street

Richmond, Virginia 23219-4074

Telephone: (804) 788-8200

Telecopier: (804) 788-8218

and

TAVENNER & BERAN, PLC

Lynn L. Tavenner

Paula S. Beran

20 North Eighth Street, Second Floor

Richmond, Virginia 23219

Telephone: (804) 783-8300

Telecopier: (804) 783-0178

Attorneys for Debtors

and Debtors-in-Possession

LOCAL RULE 9022-1 CERTIFICATION

I, Jason W. Harbour, hereby certify that the foregoing proposed order was served on all necessary parties.

/s/ Jason W. Harbour

22

EXHIBIT A

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE EASTERN DISTRICT OF VIRGINIA

RICHMOND DIVISION

In re:	)	Case No. 08-36642-DOT
)
CANAL CORPORATION, et al.,	)	Chapter 11
)
Debtors.[1]	)	(Jointly Administered)

MODIFIED SECOND AMENDED JOINT PLAN OF LIQUIDATION OF

CANAL CORPORATION AND CERTAIN OF ITS AFFILIATED DEBTORS

Dated: March 28, 2011

Benjamin C. Ackerly (VSB No. 09120)

Jason W. Harbour (VSB No. 68220)

Shannon E. Daily (VSB No. 79334)

HUNTON & WILLIAMS LLP

Riverfront Plaza, East Tower

951 East Byrd Street

Richmond, Virginia 23219-4074

Telephone: (804) 788-8200

Telecopier: (804) 788-8218

Attorneys for Debtors and

Debtors-in-Possession

Peter S. Partee (VSB No. 34140) HUNTON & WILLIAMS LLP 200 Park Avenue, 53rd Floor New York, New York 10166-0136 Telephone: (212) 309-1000 Telecopier: (212) 309-1100

[1]

The Debtors and the last four digits of their respective taxpayer identification numbers are as follows: Canal Corporation (f/k/a/ Chesapeake Corporation) (6880), Canal NC Company (f/k/a Chesapeake Printing and Packaging Company) (9208), Canal NY Company, Inc. (f/k/a Chesapeake Pharmaceutical Packaging Company, Inc.) (0010), Canal IH Company (f/k/a Chesapeake International Holding Company) (1532), WTM I Company (1080), Sheffield, Inc. (6314), Canal Resources Company (f/k/a Chesapeake Assets Company) (5293), Canal YR Company (f/k/a Chesapeake Recycling Company) (9383), Canal D&P Company (f/k/a Chesapeake Display and Packaging Company) (4207), Canal Virginia Company (f/k/a The Chesapeake Corporation of Virginia) (6783), Canal Corporation (Wisconsin) (f/k/a Chesapeake Corporation (Wisconsin)) (7682), Canal Corporation (Massachusetts) (f/k/a Chesapeake Corporation (Massachusetts)) (7686), Canal Corporation (D.C.) (f/k/a Chesapeake Corporation (D.C.)) (7684), Canal Corporation (Illinois) (f/k/a Chesapeake Corporation (Illinois)) (7685), Canal Corporation (Louisiana) (f/k/a Chesapeake Corporation (Louisiana)) (7681), Canal FP Company, LLC (f/k/a Chesapeake Forest Products Company, LLC) (6880), Canal DE Company (f/k/a Cary St. Company) (9092), Canal DP Company (f/k/a Delmarva Properties, Inc.) (7160), and Canal SH Company (f/k/a Stonehouse Inc.) (2481).

i

(Continued)

(Continued)

(Continued)

Page
10.11 Severability of Plan Provisions	37

ARTICLE XI REQUEST FOR CONFIRMATION	39

EXHIBITS

Exhibit 6.9	Plan Administrator Agreement

Exhibit 7.1	Executory Contracts to be Assumed

Plan Supplement	To be filed at least seven (7) days prior to the Ballot Deadline

v

ARTICLE I

INTRODUCTION

Canal Corporation (f/k/a/ Chesapeake Corporation) and the other debtors and debtors-in-possession in the above captioned cases, except for WTM I Company, hereby propose this Second Amended Joint Plan of Liquidation for Canal Corporation and Certain of Its Affiliated Debtors, dated as of the first date set forth above (the “Plan”). Any agreements and/or other documents that are referenced in this Plan, but which are not attached as exhibits to this Plan, are available upon reasonable written request to counsel for the Debtors identified on the first page of this Plan.

No solicitation materials, other than the Disclosure Statement and related materials transmitted therewith, have been approved for use in soliciting acceptances and rejections of the Plan. Nothing in the Plan should be construed as constituting a solicitation of acceptances of the Plan unless and until the Disclosure Statement has been approved and distributed to all Holders of Claims and Interests to the extent required by Bankruptcy Code section 1125.

ALL HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE PLAN ARE ENCOURAGED TO READ CAREFULLY THE DISCLOSURE STATEMENT (INCLUDING ALL EXHIBITS THERETO) AND THE PLAN, EACH IN ITS ENTIRETY, BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

ARTICLE II

DEFINITIONS AN INTERPRETATION

2.1 Defined Terms. Terms herein with an initial capital not required by standard capitalization rules are defined terms, and each such term shall have the meaning assigned to it below.

(a) 2011 Subordinated Notes. The Senior Subordinated Notes due in 2011, that bear interest at 10 3/8% per annum, issued in connection with that certain Indenture dated as of November 19, 2001, by and between Canal Corporation and U.S. Bank National Association (successor to The Bank of New York), as trustee.

(b) 2014 Subordinated Notes. The Senior Subordinated Notes due in 2014, that bear interest at 7% per annum, issued in connection with that certain Indenture, dated as of December 8, 2004, by and between Canal Corporation and U.S. Bank National Association (successor to Wachovia Bank, N.A.), as trustee.

(c) Administrative Claim. Any right to payment against one or more of the Plan Debtors constituting a cost or expense of administration of the Cases of the kind specified in section 503(b) of the Bankruptcy Code and entitled to priority pursuant to sections 363, 364(c)(1), 365, 503(b), 507(a)(2) or 507(b) of the Bankruptcy Code (other than a Professional Fee Claim) for the period from the Petition Date to the Effective Date.

(d) Administrative Fund. The reserve established in the amount, determined from time to time by the Plan Debtors, that the Plan Debtors estimate will be required to perform their duties and pay expenses in accordance with the Plan and the Plan Administrator Agreement, including the fees and expenses of the professionals retained by the Plan Debtors as of and after the Effective Date; the cost to obtain and maintain any kind of insurance or indemnity policy for the Plan Administrator; the fees, costs and expenses of the Plan Administrator; any taxes, interest or penalties, payments, fees, charges or expenses of any kind that the Plan Debtors or the Plan Administrator may incur pursuant to the Plan and the Plan Administrator Agreement and/or under applicable law or by order of the Bankruptcy Court.

(e) Allowed Claim or Allowed Administrative Claim. Any Claim or Administrative Claim if and to the extent that (1) such Claim or Administrative Claim has not been withdrawn, paid or otherwise satisfied; (2) (A) a Proof of Claim for such Claim was filed or deemed filed on or before the applicable Claims Bar Date, (B) if no Proof of Claim was filed on or before the applicable Claims Bar Date, the Plan Debtor against whom such Claim is asserted listed such Claim in its Schedules and did not list such Claim as disputed, contingent, or unliquidated, or (C) if such Claim is an Administrative Claim, an application or request for payment of such Administrative Claim was filed on or before the applicable Claims Bar Date; and (3) (A) no objection to the allowance of such Claim has been filed prior to the applicable Claim Objection Deadline or (B) the order allowing such Claim has become a Final Order. Notwithstanding the foregoing sentence, a Claim or an Administrative Claim is an Allowed Claim to the extent it has been allowed by a Final Order of the Bankruptcy Court or allowed in this Plan. Allowed Claims of a particular type or in a particular class of Claims shall be referred to, respectively, as “Allowed      Claims” or “Allowed Class      Claims.”

(f) Assets. All of the rights, title and interest of the Plan Debtors in, to and under any and all assets and property, whether tangible, intangible, real or personal, of any nature whatsoever, including, without limitation, all property of the Estates under and pursuant to section 541 of the Bankruptcy Code, including, without limitation, Cash, Causes of Action, rights and interests in property, and files, books and records of the Estates.

(g) Ballot. The ballot distributed to each eligible Holder of a Claim on which ballot such Holder may, among other things, vote to accept or reject this Plan.

(h) Ballot Deadline. The date set by order of the Bankruptcy Court by which Holders of Claims entitled to vote to accept or reject this Plan must submit a Ballot.

(i) Bankruptcy Code. The United States Bankruptcy Code, 11 U.S.C. §§ 101 et seq., as it may be amended from time to time.

(j) Bankruptcy Court. The United States Bankruptcy Court for the Eastern District of Virginia, or any other court of competent jurisdiction exercising jurisdiction over these Cases.

(k) Bankruptcy Rules. The Federal Rules of Bankruptcy Procedure, as amended and promulgated under 28 U.S.C. § 2075, and the Local Rules of Bankruptcy Practice and Procedure of the Bankruptcy Court, as the same shall be applicable to these Cases.

(l) Business Day. A day other than Saturday, Sunday or a “legal holiday” within the meaning of Bankruptcy Rule 9006.

(m) Canal Corporation. Canal Corporation (f/ka Chesapeake Corporation), one of the Plan Debtors.

(n) Cases. The chapter 11 bankruptcy cases commenced by the Plan Debtors filing their voluntary petitions for relief under chapter 11 of the Bankruptcy Code on December 29, 2008. For the avoidance of doubt, the chapter 11 bankruptcy case of WTM I Company is not one of the Cases.

(o) Cash. Legal tender of the United States or its equivalents, including but not limited to bank deposits, checks, and other similar items.

(p) Causes of Action. Any and all claims, actions, causes of action, third-party claims, counterclaims and cross-claims, controversies, liabilities, obligations, rights, suits, damages, judgments, claims, and demands whatsoever, whether arising under the Bankruptcy Code or applicable non-bankruptcy law, reduced to judgment, disputed or undisputed, secured or unsecured, existing or hereafter arising, in law, equity, or otherwise, of the Plan Debtors and/or the Estates that may be pending on the Effective Date or instituted after the Effective Date against any Person based in law or equity, or otherwise, including without limitation, under the Bankruptcy Code, whether direct, indirect, derivative, or otherwise, and whether asserted or unasserted as of the date of entry of the Confirmation Order, including all Litigation Claims; provided, however, that Causes of Action shall not include any claim, right or cause of action that has been settled and satisfied or waived pursuant to this Plan, the Confirmation Order or another Bankruptcy Court order in the Cases entered prior to the Effective Date.

(q) Claim. Shall have the meaning assigned to that term in section 101(5) of the Bankruptcy Code.

(r) Claims Bar Date. The last date for a Person to file any Proof of Claim as established by the Bankruptcy Court pursuant to a Final Order. The Claims Bar Date for applications or requests for payment of Administrative Claims arising prior to the Confirmation Date shall be the first Business Day that is twenty (20) days after the Confirmation Date. The Claims Bar Date for Rejection Claims, other than Claims arising as a result of the rejection of an Executory Contract pursuant to a Final Order of the Court entered prior to the Confirmation Date, shall be the date established pursuant to Section 7.4 of this Plan. The Claims Bar Date for Proofs of Claim filed with respect to an amendment to the Schedules shall be the first Business Day that is twenty-one (21) days after the date on which such amended Schedules are filed with the Bankruptcy Court. The Claims Bar Date for Professional Fee Claims shall be the first Business Day that is forty-five (45) days after the Effective Date.

(s) Claim Objection Deadline. The last date for filing objections to Administrative Claims, Priority Claims and General Unsecured Claims, which day shall be the later of (a) ninety (90) days after the Effective Date or (b) such other date as the Bankruptcy Court may order. The filing of a motion to extend the Claims Objection Deadline shall automatically extend the Claims Objection Deadline until a Final Order is entered on such motion; provided that any hearing on said motion is held on or before the date that is no more than thirty (30) days after the then current Claims Objection Deadline. In the event that such motion to extend the Claims Objection Deadline is denied, the Claims Objection Deadline shall be the later of the current Claims Objection Deadline (as previously extended, if applicable) or thirty (30) days after the Bankruptcy Court’s entry of an order denying the motion to extend the Claims Objection Deadline. For the avoidance of doubt, after the Effective Date, no Person other than the Plan Debtors shall be authorized to file objections to Administrative Claims, Priority Claims or General Unsecured Claims.

(t) Class. A category of Claims or Interests as specified in Article III of this Plan.

(u) Class 3A Portion. The fraction with a numerator equal to the aggregate amount of all Allowed Class 3A Claims and a denominator equal to the sum of all (i) Allowed Class 3A Claims, (ii) Allowed Class 3B Claims and (iii) Allowed Class 3C Claims.

(v) Class 3B Portion. The fraction with a numerator equal to the aggregate amount of all Allowed Class 3B Claims and a denominator equal to the sum of all (i) Allowed Class 3A Claims, (ii) Allowed Class 3B Claims and (iii) Allowed Class 3C Claims.

(w) Class 3C Portion. The fraction with a numerator equal to the aggregate amount of all Allowed Class 3C Claims and a denominator equal to the sum of all (i) Allowed Class 3A Claims, (ii) Allowed Class 3B Claims and (iii) Allowed Class 3C Claims.

(x) Committee. The Official Committee of Unsecured Creditors appointed by the Office of the United States Trustee in the Debtors’ chapter 11 cases pursuant to Bankruptcy Code section 1102.

(y) Confirmation. The entry by the Bankruptcy Court of the Confirmation Order confirming this Plan under the provisions of chapter 11 of the Bankruptcy Code.

(z) Confirmation Date. The date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket.

(aa) Confirmation Hearing. The hearing at which the Bankruptcy Court considers Confirmation of this Plan, as such hearing may be adjourned from time to time.

(bb) Confirmation Order. An order entered by the Bankruptcy Court confirming this Plan, or any amended Plan, which order is in form and substance reasonably acceptable to the Plan Debtors.

(cc) Cure Claim. A Claim based upon the Plan Debtors’ defaults under an Executory Contract at the time the contract or lease is assumed, or assumed and assigned by the Plan Debtors under section 365 of the Bankruptcy Code.

(dd) Cure Objection. A written pleading filed by the Holder of a Cure Claim that objects to the proposed cure amount set forth in the Cure Payment Schedule with respect to such Cure Claim and includes the legal and factual basis for such objection.

(ee) Cure Payment Objection Deadline. The first Business Day that is twenty-one (21) days after the date on which the Cure Payment Schedule is filed and served by the Plan Debtors.

(ff) Cure Payment Schedule. The document that shall be filed with the Bankruptcy Court no later than six (6) days after the entry of an order approving the Disclosure Statement, and served upon Persons entitled to notice pursuant to Bankruptcy Rule 2002, which indicates the amounts proposed by the Plan Debtors to satisfy Cure Claims.

(gg) Debtor Release. The release given by the Debtor Releasors to the Debtor Releasees as set forth in Section 9.4 of this Plan.

(hh) Debtor Releasees. Collectively, each solely in their respective capacities as such, (a) all current and former members (including ex officio members), officers, directors, managers and employees of the Plan Debtors or the Committee; (b) all attorneys, financial advisors, accountants, investment bankers, investment advisors, actuaries, and professionals of any Plan Debtor, the Committee or the members of the Committee; and (c) each of their respective predecessors and successors in interest, and all of their respective current and former members (including ex officio members), officers, directors, managers, employees, attorneys, financial advisors, accountants, investment bankers, investment advisors, actuaries, and professionals.

(ii) Debtor Releasors. The Plan Debtors, the Estates, any of their respective predecessors or successors in interest, and any Person claiming through any of the foregoing.

(jj) Debtors. The Debtors are Canal Corporation (f/k/a/ Chesapeake Corporation), Canal NC Company (f/k/a Chesapeake Printing and Packaging Company), Canal NY Company, Inc. (f/k/a Chesapeake Pharmaceutical Packaging Company, Inc.), Canal IH Company (f/k/a Chesapeake International Holding Company), WTM I Company, Sheffield, Inc., Canal Resources Company (f/k/a Chesapeake Assets Company), Canal YR Company (f/k/a Chesapeake Recycling Company), Canal D&P Company (f/k/a Chesapeake Display and Packaging Company), Canal Virginia Company (f/k/a The Chesapeake Corporation of Virginia), Canal Corporation (Wisconsin) (f/k/a Chesapeake Corporation (Wisconsin)), Canal Corporation (Massachusetts) (f/k/a Chesapeake Corporation (Massachusetts)), Canal Corporation (D.C.) (f/k/a Chesapeake Corporation (D.C.)), Canal Corporation (Illinois) (f/k/a Chesapeake Corporation (Illinois)), Canal Corporation (Louisiana) (f/k/a Chesapeake Corporation (Louisiana)), Canal FP Company, LLC (f/k/a Chesapeake Forest Products Company, LLC), Canal DE Company (f/k/a Cary St. Company), Canal DP Company (f/k/a Delmarva Properties, Inc.), and Canal SH Company (f/k/a Stonehouse Inc.).

(kk) Disallowed Claim. A Claim or any portion thereof that (i) has been disallowed pursuant to a Final Order; (ii) the Plan Debtors listed in their Schedules as zero or as contingent, disputed, or unliquidated and as to which no Proof of Claim or Administrative Claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law or this Plan; (iii) the Plan Debtors did not list in their Schedules and as to which no Proof of Claim or Administrative Claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law or this Plan; (iv) has been withdrawn by agreement of the Plan Debtors and the Holder thereof; (v) has been withdrawn by the Holder thereof; or (vi) has been disallowed by a provision of this Plan that provides that a Disputed Claim or Interest, as the case may be, shall not be an Allowed Claim.

(ll) Disclosure Statement. The disclosure statement relating to this Plan as approved by the Bankruptcy Court as containing “adequate information,” as that term is defined in Bankruptcy Code section 1125(1), and any exhibits annexed thereto and any documents delivered in connection therewith, as the same may be amended from time to time by any duly authorized amendment or modification.

(mm) Disputed Claim. Any Claim (1) that the Plan Debtors listed in their Schedules as disputed, contingent or unliquidated, or as zero, (2) that the Plan Debtors did not list in their Schedules, (3) to which a timely objection has been filed or for which the applicable Claims Objection Deadline has not yet passed, which objection has not been withdrawn and has not been overruled or denied by a Final Order, provided, however, that a Claim shall not be a Disputed Claim to the extent it becomes an Allowed Claim or a Disallowed Claim, or (4) that may be disallowed under section 502(d) of the Bankruptcy Code and the Holder of such Claim has received a demand from the Plan Debtors, or a complaint has been filed against such Holder, for avoidance of a transfer or the recovery of property under chapter 5 of the Bankruptcy Code. For the purposes of this provision, any application, motion, complaint or other pleading or paper filed with the Bankruptcy Court seeking to subordinate, surcharge or dismiss a Claim or an Administrative Claim shall be deemed an objection thereto.

(nn) Disputed Claims Reserve. A segregated account to be established and maintained by the Plan Debtors or the Plan Debtors’ duly appointed disbursing agent into which account the Plan Debtors shall deposit all amounts reserved for the Holders of Disputed Claims in each Class under this Plan in accordance with Section 6.4 hereof.

(oo) Distribution. The distribution of Cash or other property, as the case may be, in accordance with this Plan.

(pp) Effective Date. If no stay of the Confirmation Order is in effect, the first Business Day on which (i) the date all of the conditions precedent required under section 1129(a) of the Bankruptcy Code to consummate this Plan have been satisfied and (ii) the Plan Debtors have filed a notice with the Bankruptcy Court identifying the Effective Date.

(qq) Estates. The estates of the Plan Debtors created under section 541 of the Bankruptcy Code in the Cases. For the avoidance of doubt, the estate of WTM I Company created under section 541 of the Bankruptcy Code is not one of the Estates.

(rr) Exculpated Parties. Collectively, each solely in their respective capacities as such, (a) all current and former members (including ex officio members), officers, directors, managers and employees of the Plan Debtors or the Committee; (b) all attorneys, financial advisors, accountants, investment bankers, investment advisors, actuaries, and professionals of any Plan Debtor, the Committee or the members of the Committee; and (c) each of their respective predecessors and successors in interest, and all of their respective current and former members (including ex officio members), officers, directors, managers, employees, attorneys, financial advisors, accountants, investment bankers, investment advisors, actuaries, and professionals.

(ss) Executory Contract. Any executory contract or unexpired lease, subject to section 365 of the Bankruptcy Code, between the Plan Debtors and any other Person or Persons, but specifically excluding all of the contracts and agreements entered into after the Petition Date and/or pursuant to this Plan.

(tt) Final Order. An order, ruling or judgment of the Bankruptcy Court (or other court of competent jurisdiction) entered by the Clerk of the Bankruptcy Court on the docket in the Cases (or by the clerk of such other court of competent jurisdiction on the docket of such court) that: (a) is in full force and effect; (b) is not stayed; and (c) is no longer subject to review, reversal, modification or amendment, by appeal or writ of certiorari; provided, however, that the possibility that a motion under Rule 50, 59 or 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Federal Rules of Civil Procedure or Bankruptcy Rules, may be filed relating to such order, ruling or judgment shall not cause such order, ruling or judgment not to be a Final Order. Notwithstanding, and in lieu of the foregoing, insofar as the Confirmation Order confirming this Plan is concerned, Final Order means only such order or judgment which has been entered on the docket and as to which no stay is in effect.

(uu) General Unsecured Claim. Any (i) Revenue Bond Claim; (ii) Subordinated Note Claim; or (iii) Other General Unsecured Claim.

(vv) General Unsecured Distribution Pool. The portion of the Assets ultimately available to be distributed to Holders of Allowed General Unsecured Claims.

(ww) Holder. The beneficial holder of a Claim or Interest and, when used in conjunction with a Class or type of Claim or Interest, the a beneficial holder of a Claim or Interest in such Class or of such type.

(xx) Intercompany Claim. Any Claim held by a Plan Debtor against any other Plan Debtor.

(yy) Interest. Any stock or other equity ownership interest in one or more of the Plan Debtors and all dividends and distributions with respect to such stock or interest and all rights, options, warrants, or other rights to acquire any stock or other equity ownership interest in one or more of the Plan Debtors as of the Petition Date.

(zz) IRS. The Internal Revenue Service.

(aaa) IRS Settlement Agreement. The settlement agreement between the IRS and the Debtors approved by the IRS Settlement Order.

(bbb) IRS Settlement Claim. The Claim of the IRS identified in the IRS Settlement Agreement.

(ccc) IRS Settlement Order. The Order Approving Settlement Agreement With the Internal Revenue Service [Docket No. 1159] entered on the Bankruptcy Court’s docket on December 2, 2010.

(ddd) Lien. Shall have the meaning assigned to that term in section 101(37) of the Bankruptcy Code.

(eee) Litigation Claim. Any claim, right or cause of action, including but not limited to a claim, right or cause of action accruing or incorporated under chapter 5 of the Bankruptcy Code which may be, or has been, asserted by or on behalf of the Plan Debtors or the Estates, whether known or unknown, in law, equity or otherwise; provided, however, that a Litigation Claim shall not include any claim, right or cause of action that has been settled and satisfied or waived pursuant to this Plan, the Confirmation Order or another Bankruptcy Court order in the Cases entered prior to the Effective Date.

(fff) Other General Unsecured Claim. Any Claim against one or more of the Plan Debtors other than (1) a Secured Claim, (2) a Priority Claim, (3) an Administrative Claim, (4) an Intercompany Claim, (5) the IRS Settlement Claim, (6) a Claim subject to subordination pursuant to section 510(b) of the Bankruptcy Code, (7) a Revenue Bond Claim, (8) a Subordinated Note Claim or (9) a Claim based in whole or in part on the Holder’s purchase or ownership of an Interest in the Plan Debtors.

(ggg) Person. An individual, corporation, partnership, limited liability company, association, indenture trustee, joint stock company, joint venture, estate, trust, unincorporated organization, government or any political subdivision thereof, Interest Holder, or any other entity or organization.

(hhh) Petition Date. December 29, 2008, the date on which the Debtors filed their voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the Bankruptcy Court.

(iii) Plan. This Second Amended Joint Plan of Liquidation of Canal Corporation and Certain of Its Affiliated Debtors, dated as of the date on the cover page hereof, filed and proposed by the Plan Debtors, as the same may be amended or modified from time to time, including all exhibits and schedules hereto.

(jjj) Plan Administrator. J.P. Causey Jr.

(kkk) Plan Administrator Agreement. The agreement, established as of the Effective Date, setting forth the terms and conditions of the Plan Administrator, in substantially the form of Exhibit 6.9 to this Plan.

(lll) Plan Debtors. All of the Debtors except WTM I Company.

(mmm) Plan Supplement. That certain compilation of documents and forms of documents, schedules and exhibits, if any, related to, or referred to in, the Plan to be filed no later than seven (7) days before the Ballot Deadline, as such compilation may be amended, supplemented or modified from time to time in accordance with the terms hereof and the

Bankruptcy Code and Bankruptcy Rules. The Plan Supplement may include, to the extent not previously provided or filed, the Plan Administrator Agreement.

(nnn) Priority Claims. All Priority Non-Tax Claims and all Priority Tax Claims.

(ooo) Priority Non-Tax Claims. All Claims against one or more of the Plan Debtors that are entitled to priority pursuant to section 507(a) of the Bankruptcy Code and that are not Administrative Claims, Professional Fee Claims or Priority Tax Claims.

(ppp) Priority Tax Claims. All Claims against one or more of the Plan Debtors, other than the IRS Settlement Claim, for an amount entitled to priority under section 507(a)(8) of the Bankruptcy Code.

(qqq) Professionals. Any Person employed by the Plan Debtors or the Committee pursuant to a Final Order in accordance with sections 327 or 328 of the Bankruptcy Code. This definition excludes professionals that may be selected by and employed by the Plan Debtors on and after the Effective Date with respect to services rendered by such professionals on and after the Effective Date.

(rrr) Professional Fee Claim. All fees and expenses claimed by Professionals retained by the Plan Debtors or the Committee that have been approved on a final basis by a Final Order. This definition excludes professional fees and expenses incurred by any professionals that may be selected and employed by the Plan Debtors on or after the Effective Date.

(sss) Proof of Claim. Any written statement filed under oath in the Cases by the Holder of a Claim, other than an Administrative Claim, which statement (1) conforms substantially to Official Form 10, (2) states the amount and basis of such Holder’s Claim and (3) attaches or sufficiently identifies all documentation evidencing or otherwise supporting the Claim.

(ttt) Protected Party. Any of the the Estates or the Plan Administrator, each solely in their respective capacities.

(uuu) Ratable Amount. With reference to any distribution on account of any Allowed Claim in any Class, a distribution equal in amount to the ratio (expressed as a percentage) that the amount of such Allowed Claim bears to the aggregate amount of Allowed Claims in such Class; provided, however, that the Ratable Amount for Holders of Allowed Class 3B Claims includes reductions for fees charged and costs incurred by the indenture trustees serving in accordance with the indentures relating to the Revenue Bonds.

(vvv) Rejection Claim. Any Claim for damages arising as a proximate result of the rejection of an Executory Contract under section 365 of the Bankruptcy Code.

(www) Released Claims. The Claims or Causes of Actions released or waived under this Plan, including, without limitation, the Claims and Causes of Action described in

Section 9.5 of this Plan, and any Claims or Causes of Action specifically released in the Confirmation Order or any other Final Order of the Bankruptcy Court.

(xxx) Released Parties. Collectively, each solely in their respective capacities as such, all officers and directors of any Plan Debtor who served in such capacity on or after the Petition Date.

(yyy) Revenue Bond Claims. All Claims arising under the Revenue Bonds.

(zzz) Revenue Bonds. The Series A Bonds and the Series B Bonds.

(aaaa) Schedules. The schedules of assets and liabilities filed by the Plan Debtors pursuant to section 521 of the Bankruptcy Code and Bankruptcy Rule 1007(b), as they may be amended from time to time.

(bbbb) Secured Claim. Any Claim against one or more of the Plan Debtors that is secured by a valid and unavoidable lien on property in which the Estates have an interest, or that is subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code to the extent of the value of the Holder’s interest in the Estates’ interest in such property, or to the extent of the amount subject to setoff, as applicable, as determined by the Bankruptcy Court pursuant to sections 506(a), 553, and/or 1129 (b)(2)(A)(i)(II), as applicable.

(cccc) Series A Bonds. The Solid Waste Disposal Revenue Bonds, Series 1994A issued under an Indenture of Trust, dated as of March 1, 1994, between the Industrial Development Authority of the Town of West Point, Virginia and NationsBank of Virginia, N.A., as trustee, in connection with that certain Loan Agreement, by and among Canal Corporation, the Industrial Development Authority of the Town of West Point, Virginia and NationsBank of Virginia, N.A., as trustee.

(dddd) Series B Bonds. The Solid Waste Disposal Revenue Refunding Bonds, Series 1994B issued under an Indenture of Trust, dated as of March 1, 1994, between the Industrial Development Authority of the Town of West Point, Virginia and NationsBank of Virginia, N.A., as trustee, in connection with that certain Loan Agreement, by and among Canal Corporation, the Industrial Development Authority of the Town of West Point, Virginia and NationsBank of Virginia, N.A., as trustee.

(eeee) Subordinated Note Claims. All Claims arising under the Subordinated Notes.

(ffff) Subordinated Notes. The 2011 Subordinated Notes and the 2014 Subordinated Notes.

(gggg) Unclassified Claim. Administrative Claims, Professional Fee Claims and Priority Tax Claims.

(hhhh) U.S. Trustee. The Office of the United States Trustee.

(iiii) WTM I Company. WTM I Company, the only Debtor that is not a Plan Debtor.

2.2 Other Terms. The words “herein,” “hereof,” “hereto,” “hereunder” and others of similar import refer to this Plan as a whole and not to any particular article, section or clause contained in this Plan. A reference to an “Article” refers to an Article of this Plan. The rules of construction set forth in section 102 of the Bankruptcy Code shall apply in construing this Plan.

2.3 Time Periods. In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply. If any act under this Plan is required to be made or performed on a date that is not a Business Day, such act shall be deemed to have been completed as of the required date if it is completed on the next Business Day.

2.4 Undefined Terms. Terms used herein but not defined above shall have the meanings assigned to them, if any, in the Bankruptcy Code and/or the Bankruptcy Rules.

2.5 Exhibits. All exhibits to this Plan are incorporated by reference and made a part of this Plan as if set forth in full herein.

ARTICLE III

CLASSIFICATION OF CLAIMS AND INTERESTS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Professional Fee Claims and Priority Tax Claims have not been classified and are excluded from the following Classes. Article IV describes the treatment of Unclassified Claims. For the purposes of this Plan, Holders of Claims against, or Interests in, one or more of the Plan Debtors are classified as follows in accordance with section 1122(a) of the Bankruptcy Code:

3.1 Class 1 – Priority Non-Tax Claims. Class 1 consists of all Allowed Priority Non-Tax Claims.

3.2 Class 2 – Secured Claims. Class 2 consists of all Allowed Secured Claims, if any.

3.3 Class 3A – Other General Unsecured Claims. Class 3A consists of all Allowed Other General Unsecured Claims.

3.4 Class 3B – Revenue Bond Claims. Class 3B consists of all Allowed Revenue Bond Claims.

3.5 Class 3C – Subordinated Note Claims. Class 3C consists of all Allowed Subordinated Note Claims.

3.6 Class 4 – IRS Settlement Claim. Class 4 consists of the IRS Settlement Claim.

3.7 Class 5 – Intercompany Claims. Class 5 consists of all Intercompany Claims.

3.8 Class 6 – Interests. Class 6 consists of all Interests.

ARTICLE IV

TREATMENT OF UNCLASSIFIED CLAIMS

4.1 Administrative Claims. Except as otherwise provided herein, and subject to the requirements of this Plan, on, or as soon as is reasonably practicable after, the date that is fifteen (15) days after the later of the Effective Date and the date on which such Administrative Claim becomes an Allowed Administrative Claim, a Holder of an Allowed Administrative Claim shall receive, in full and final satisfaction, settlement and release of and in exchange for such Allowed Administrative Claim, (i) Cash equal to the unpaid portion of such Allowed Administrative Claim or (ii) such other treatment as to which such Holder and the Plan Debtors shall have agreed upon in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by a Plan Debtor in the ordinary course of business during the Cases may be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto by the Plan Debtors.

4.2 Professional Fee Claims. The Plan Debtors shall pay Professionals who are entitled to reimbursement or allowance of fees and expenses from the Estates, in Cash, in the amount awarded to such Professionals by Final Order of the Bankruptcy Court, as soon as practicable after the later of the Effective Date and the date upon which any order awarding fees and expenses becomes a Final Order, in accordance with the terms of any order entered by the Bankruptcy Court governing the payment of such fees and expenses. Any final application for allowance of a Professional Fee Claim must be filed with the Bankruptcy Court and served on counsel for the Plan Debtors and the Committee, and the U.S. Trustee so that it is received no later than forty-five (45) days after the Effective Date or such Professional Fee Claim shall be forever barred. Allowed Professional Fee Claims must be paid in full or reserved for in Cash pending allowance by the Bankruptcy Court prior to any payment to Holders of Allowed General Unsecured Claims.

4.3 Priority Tax Claims. Unless a Final Order otherwise provides, on the Effective Date, or as soon thereafter as is reasonably practicable, each Holder of a Priority Tax Claim that is an Allowed Claim shall receive, at the discretion of the Plan Debtors and in full and final satisfaction of such Holder’s Allowed Claim, (a) Cash in an amount equal to the unpaid portion of such Allowed Claim, (b) payment of such Allowed Claim over a period not to exceed five (5) years with interest, or (c) some other, less favorable treatment as is agreed upon by the Plan Debtors and the Holder of such Allowed Priority Tax Claim. Notwithstanding the foregoing, the Holder of an Allowed Priority Tax Claim shall not be entitled to receive any payment on account of any penalty arising with respect to or in connection with the Allowed Priority Tax Claim. Any Claim or demand for any such penalty (a) will be subject to treatment as an Other General Unsecured Claim, if and to the extent an Allowed Claim, and (b) the Holder of an Allowed Priority Tax Claim shall not assess or attempt to collect such amounts from the Plan Debtors or the Assets except as an Other General Unsecured Claim, if and to the extent an Allowed Claim.

4.4 Full Satisfaction. The payments, distributions and other treatment afforded to Holders of Allowed Administrative Claims, Allowed Professional Fee Claims and Allowed Priority Tax Claims under this Article IV shall be applied to the outstanding obligations and to the extent such Allowed Claims are paid in full shall be in full and complete satisfaction of such Allowed Claims.

ARTICLE V

TREATMENT AND IMPAIRMENT OF CLASSES

5.1 Class 1 – Priority Non-Tax Claims. The Holders of Allowed Claims in Class 1 shall receive (i) all amounts to which such Holder is entitled on account of such Allowed Claim on the later of (a) the Effective Date, or as soon thereafter as is reasonably practicable, and (b) the date when such Allowed Claim becomes due and payable according to its terms and conditions, or (ii) such other, less favorable treatment as is agreed upon by the Plan Debtors and the Holder of such Allowed Priority Non-Tax Claim.

Class 1 is an unimpaired Class and conclusively deemed to have voted to accept this Plan pursuant to section 1126(f) of the Bankruptcy Code.

5.2 Class 2 – Secured Claims. At the sole option of the Plan Debtors, (i) Allowed Class 2 Claims will be unaltered and, subject to the requirements of section 1124(2) of the Bankruptcy Code, on the Effective Date, the legal equitable and contractual rights of the Holder of Allowed Class 2 Claims shall be reinstated in full, or (ii) the Holder of the Allowed Class 2 Claim shall receive in full satisfaction, settlement, and release of, and in exchange for, the Holder’s Allowed Secured Claim, at the sole option of the Plan Debtors, (a) Cash in the amount of the Allowed Secured Claim on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon thereafter as practicable, (b) the property of the Estates which constitutes collateral for such Allowed Secured Claim on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon thereafter as practicable, or (c) such other, less favorable treatment as is agreed upon by the Plan Debtors and the Holder of such Allowed Class 2 Claim.

Class 2 is an unimpaired Class and conclusively deemed to have voted to accept this Plan pursuant to section 1126(f) of the Bankruptcy Code.

5.3 Class 3A – Other General Unsecured Claims. Each Holder of an Allowed Claim in Class 3A shall receive its Ratable Amount of the Class 3A Portion of the General Unsecured Distribution Pool.

Class 3A is an impaired Class and is entitled to vote on this Plan.

5.4 Class 3B – Revenue Bond Claims. Each Holder of an Allowed Claim in Class 3B shall receive its Ratable Amount of both (i) the Class 3B Portion of the General Unsecured Distribution Pool; and (ii) the Class 3C Portion of the General Unsecured Distribution Pool.

Class 3B is an impaired Class and is entitled to vote on this Plan.

5.5 Class 3C – Subordinated Note Claims. Each Holder of an Allowed Claim in Class 3C shall be deemed to receive its Ratable Amount of the Class 3C Portion of the General Unsecured Distribution Pool and immediately upon the receipt thereof, to have transferred such Ratable Amount to the Holders of Allowed Class 3B Claims in accordance with the contractual subordination provisions in the documents under which the Subordinated Note Claims arise and section 510(a) of the Bankruptcy Code.

Class 3C is an impaired Class and is entitled to vote on this Plan.

5.6 Class 4 – IRS Settlement Claim. The IRS shall receive Distributions on the IRS Settlement Claim in accordance with this Plan, the IRS Settlement Agreement and the IRS Settlement Order. Specifically, the IRS Settlement Claim entitles the IRS to receive an amount equal to fifty percent (50%) of all amounts available to be distributed under this Plan to Holders of Allowed (i) Priority Tax Claims under section 507(a)(8) of the Bankruptcy Code, (ii) Priority Non-Tax Claims under sections 507(a)(9) and 507(a)(10) of the Bankruptcy Code and (iii) General Unsecured Claims. Distributions on account of the IRS Settlement Claim shall be made at the time of Distributions to Holders of Allowed (i) Priority Tax Claims under section 507(a)(8) of the Bankruptcy Code, (ii) Priority Non-Tax Claims under sections 507(a)(9) and 507(a)(10) of the Bankruptcy Code or (iii) General Unsecured Claims. For example, if a total of $250,000 is distributed to pay Holders of Allowed (i) Priority Tax Claims under section 507(a)(8) of the Bankruptcy Code and (ii) Priority Non-Tax Claims under sections 507(a)(9) and 507(a)(10) of the Bankruptcy Code, then the IRS would receive a Distribution of $250,000. Similarly, if Holders of Allowed General Unsecured Claims ultimately receive Distributions in the total amount of $2 million, then the IRS would receive Distributions of $2 million.

Class 4 is an impaired Class and is entitled to vote on this Plan.

5.7 Class 5 – Intercompany Claims. In connection with, to the extent of and as a result of, the substantive consolidation of the Estates and the Cases, on the Confirmation Date or such other date as may be set by an order of the Bankruptcy Court, but subject to the occurrence of the Effective Date, all Intercompany Claims shall be deemed eliminated, cancelled and/or extinguished and the Holders of Class 5 Claims shall not be entitled to, and shall not receive or retain any property or interest in property on account of such Claims.

Class 5 is an impaired Class and conclusively deemed to have voted to reject this Plan pursuant to section 1126(g) of the Bankruptcy Code.

5.8 Class 6 – Interests. On the Effective Date, the Interests shall be cancelled and the Holders of the Interests shall receive no property or distribution under this Plan on account of such Interests.

Class 6 is an impaired Class and conclusively deemed to have voted to reject this Plan pursuant to section 1126(g) of the Bankruptcy Code.

5.9 Sole Distributions. The payments, Distributions and other treatment afforded to Holders of Allowed Claims and Interests under this Article V shall be the sole Distributions to Holders of such Allowed Claims or Interests pursuant to the Plan.

ARTICLE VI

MEANS FOR IMPLEMENTATION OF THE PLAN

6.1 IRS Settlement Agreement and Substantive Consolidation.

(a) The Plan is predicated upon the IRS Settlement Agreement becoming effective, which will not occur until the Confirmation Order becomes a Final Order and the Effective Date occurs. In accordance with the IRS Settlement Agreement, among other things, the IRS has agreed to receive the IRS Settlement Claim, which is discussed more fully in the IRS Settlement Agreement and in Section 5.6 hereof.

(b) The Plan contemplates, and is predicated upon, the entry of an order substantively consolidating the Estates and the Cases. Accordingly, on the Effective Date: (i) all Intercompany Claims shall be deemed eliminated, (ii) all assets and liabilities of the Plan Debtors shall be merged or treated as if they were merged with the assets and liabilities of Canal Corporation, (iii) any obligation of a Plan Debtor and all guarantees thereof by one or more of the other Plan Debtors shall be deemed to be one obligation of Canal Corporation, (iv) the Interests shall be cancelled and (v) each Claim filed or to be filed against any Plan Debtor shall be deemed filed only against the consolidated Canal Corporation and shall be deemed a single Claim against and a single obligation of the consolidated Canal Corporation. On the Effective Date, in accordance with the terms of the Plan, all Claims based upon guarantees of collection, payment, or performance made by the Plan Debtors as to the obligations of another Plan Debtor shall be released and of no further force and effect. For the avoidance of doubt, WTM I Company is not a Plan Debtor and shall not be subject to substantive consolidation with the Plan Debtors.

(c) The Plan and Disclosure Statement, jointly, shall serve as, and shall be deemed to be, a motion for entry of an order approving the substantive consolidation of the Cases. If no objection to substantive consolidation is timely filed and served by any Holder of an impaired Claim affected by the Plan as provided herein on or before the Ballot Deadline or such other date as may be established by the Bankruptcy Court, substantive consolidation may be approved by the Bankruptcy Court. If any objections are timely filed and served, a hearing with respect to substantive consolidation and the objections thereto shall be scheduled by the Bankruptcy Court, which hearing may, but is not required to, coincide with the Confirmation Hearing.

(d) Substantive consolidation of the estates of multiple debtors in bankruptcy effectuates a combination of the assets and liabilities of the involved debtors for certain purposes. The common effects of consolidation are (i) the pooling of the assets of, and claims against, the consolidated debtors; (ii) satisfying liabilities from a common fund; and (iii) combining the creditors of the debtors for purposes of voting on plans of reorganization or liquidation. The Plan contemplates, and is predicated upon entry of, an order substantively consolidating the Estates and the Cases.

(e) Substantive consolidation of multiple debtors under a plan is expressly permitted by section 1123(a)(5)(C) of the Bankruptcy Code. See, e.g., In re Stone & Webster,

Inc., 286 B.R. 532, 546 (Bankr. D. Del. 2002) (“§ 1123(a)(5)(C) clearly authorizes a bankruptcy court to confirm a chapter 11 plan containing a provision that substantively consolidates the estates of two or more debtors.”); see also Schnelling v. Crawford (In re James River Coal Co., Inc.), 360 B.R. 139, 148, n.1 (Bankr. E.D. Va. 2007) (Huennekens, J.) (noting that “it is not unusual for bankruptcy courts to confirm plans of reorganization to call for the ‘substantive consolidation’ of the different corporate entities comprising the corporate group”).

6.2 Continuing Existence. From and after the Effective Date, the Plan Debtors shall continue in existence for the purposes consistent with the terms of this Plan, including, without limitation, (i) winding up their affairs; (ii) liquidating the Assets; (iii) enforcing and prosecuting claims, interests, rights and privileges of the Plan Debtors and the Estates, including, without limitation, Causes of Action; (iv) resolving Disputed claims; (v) administering the Plan and taking such actions as are necessary to effectuate the Plan; and (vi) filing appropriate tax returns. For the avoidance of doubt, as of the Effective Date, all Assets shall remain property of the Estates, and shall be free and clear of all Claims, Liens, and Interests, and all setoff and/or recoupment rights, except as otherwise specifically provided in the Plan or in the Confirmation Order.

6.3 Timing of Distributions.

(a) Distributions on Account of Allowed Administrative, Professional Fee, Priority and Secured Claims. The Plan Debtors, or their designated agent, shall pay any Allowed Administrative, Professional Fee, Priority or Secured Claims against the Plan Debtors except as provided in the Plan, as soon as practicable after the later of (i) the Effective Date and (ii) the date upon which any such Claim becomes an Allowed Claim.

(b) Interim Distributions on Account of Allowed Claims. In accordance herewith, the Plan Debtors (a) may make an interim distribution annually if the Plan Debtors deem it appropriate, and (b) shall have the right to make more frequent interim distributions to Holders of Allowed General Unsecured Claims and the IRS Settlement Claim if it is determined that such interim distributions are warranted and economical; provided, however, that any such distribution shall only be made if (i) the Administrative Fund and the reserves are fully funded for all Administrative, Professional Fee, Priority and Secured Claims and remain fully funded after such interim distributions are made; and (ii) the Plan Debtors retain amounts reasonably necessary to meet contingent liabilities, to maintain the value of the Assets during liquidation, and to satisfy other liabilities or expenses incurred by the Plan Debtors in accordance with this Plan or the Plan Administrator Agreement.

(c) Final Distributions on Allowed General Unsecured Claims and the IRS Settlement Claim. Notwithstanding anything else in the Plan, upon the settlement and satisfaction or disallowance of all Administrative, Professional Fee, Priority, Secured Claims, and the completion and prosecution and/or settlement of all objections to all other Claims and the Causes of Action, and the completion of the sale and/or liquidation of all Assets, the Plan Debtors shall distribute, as soon as practicable, all remaining Assets pursuant to the terms of this Plan.

6.4 Reserves.

(a) Administrative Fund. On the Effective Date, the Plan Debtors shall establish the Administrative Fund. The initial amount of the Administrative Fund shall be based on the Plan Debtors’ good faith estimate of the cost necessary to complete the liquidation and Distribution of the Assets and will include, without limitation, the amount budgeted for the Plan Administrator’s professionals pursuant to this Plan. The Plan Debtors shall pay all costs and expenses related to carrying out their activities under this Plan and the Plan Administrator Agreement from the Administrative Fund, and in the Plan Debtors’ discretion, may add additional amounts to the Administrative Fund to prosecute the Causes of Action or for administration and other miscellaneous needs without further notice or motion.

(b) Disputed Claims Reserve.

(i) On the Effective Date, the Plan Debtors shall establish a claims reserve for all Administrative, Priority and Secured Claims that are Disputed Claims or Allowed Administrative, Priority and Secured Claims that are not paid on the Effective Date. The amount reserved for each Disputed Administrative Claim and each Allowed Administrative Claim that is not paid on the Effective Date shall be based upon the Administrative Claim being the lower of (i) the amount set forth in the Administrative Claim filed by the Holder of such Claim, or if no Administrative Claim has been filed, the amount set forth for such Claim on the Plan Debtors’ books and records, and (ii) the estimated amount of such Claim for Distribution purposes as determined by the Bankruptcy Court; provided, however, that for Claims for which more than one Plan Debtor is jointly and severally liable, the Plan Debtors shall contribute to the reserve on account of only one such Claim. The amount reserved for a Disputed Priority Claim or Disputed Secured Claim, or for an Allowed Priority Claim or Allowed Secured Claim that is not paid on the Effective Date, shall be based upon such Claim being in the lower of (i) the amount set forth in the Proof of Claim, or if no Proof of Claim has been filed, the amount set forth in the Plan Debtors’ Schedules for such Claim if it is non-contingent, liquidated and undisputed and (ii) the estimated amount of such Claim for Distribution purposes as determined by the Bankruptcy Court; provided, however, that for Claims for which more than one Plan Debtor is jointly and severally liable, the Plan Debtors shall contribute to the reserve on account of only one such Claim. After a Disputed Claim has been Disallowed or Allowed, the amount associated shall be released from the reserve pursuant to the terms of this Plan.

(ii) Prior to making any Distributions on account of Allowed General Unsecured Claims, the Plan Debtors shall establish a claims reserve for all General Unsecured Claims that are Disputed Claims or that are not to be paid at such Distribution. The amount reserved for each such Claim shall be the amount that would be distributed on account of such Claim if it was an Allowed General Unsecured Claim based upon the Claim being the lower of (i) the amount set forth in the Proof of Claim, or if no Proof of Claim has been filed the amount set forth in the Plan Debtors’ Schedules for such Claim if it is non-contingent, liquidated and undisputed and (ii) the estimated amount of such Claim for Distribution purposes as determined by the Bankruptcy Court. After a Disputed Claim has been Disallowed or Allowed, the amount associated therewith shall be released from the reserve pursuant to the terms of this Plan.

6.5 Corporate Action. On and after the Effective Date, the matters under this Plan involving or requiring corporate action of the Plan Debtors, including, but not limited to, actions requiring the vote or other approval of the officers, members, directors, managers or shareholders and execution of all documentation incident to this Plan, shall be deemed to have been authorized by the Confirmation Order and to have occurred and be in effect from and after the Effective Date without any further action by the Bankruptcy Court or the officers, members, directors, managers or shareholders of the Plan Debtors. On the Effective Date, the officers and directors of each of the Plan Debtors shall be deemed to have resigned and shall be fully discharged from their responsibilities and duties as officers, managers and directors of the Plan Debtors. Subject to the protective provisions in this Plan and as set forth in further detail in Section 6.9(d) of this Plan, as of and after the Effective Date, the Plan Administrator shall act for the Plan Debtors and the Estates in a fiduciary capacity as applicable to directors, managers and officers. In addition, on the Effective Date, the organizational documents of each of the Plan Debtors shall be deemed amended, to the extent necessary, to require only one director or manager, as applicable, and only one officer, who shall be the same person. Such person shall be the Plan Administrator. Further, as of the Effective Date and except as otherwise provided herein, the Plan Debtors’ certificates of incorporation, or similar governing documents, will be deemed amended to the extent required by section 1123(a)(5) of the Bankruptcy Code and to comply with any other provisions of this Plan or the Plan Supplement.

6.6 Dissolution of Plan Debtors. After the Effective Date, the Plan Administrator shall be authorized, but not obligated to take, in his, her or its sole and absolute discretion, all actions reasonably necessary to dissolve some or all of the Plan Debtors and their subsidiaries under applicable laws, including, without limitation, under the laws of the jurisdictions in which they may be organized or registered, and to pay all reasonable costs and expenses in connection with such dissolutions, including the costs of preparing or filing any necessary paperwork or documentation; provided, however, that upon the Distribution of all Assets pursuant to the Plan and the filing by the Plan Debtors of a certification to that effect with the Bankruptcy Court, the Plan Debtors and their subsidiaries shall thereby be dissolved without making any filings with State offices or certificates of dissolution or other filings and the Plan Debtors shall be relieved from any otherwise applicable legal requirements necessitating such filings. The Plan Administrator shall have no liability for using his, her or its discretion to dissolve or not dissolve any of the Plan Debtors or their subsidiaries.

6.7 Closing Cases of Plan Debtors. After the Effective Date, the Plan Debtors shall be authorized but not obligated, in their sole and absolute discretion, to seek the entry of a final decree closing the Cases of the Plan Debtors other than Canal Corporation, provided, however, for the avoidance of doubt, that the Plan Debtors shall not seek the entry of a final decree closing the case of Canal Corporation until the Plan Debtors are prepared to make final Distributions under the Plan.

6.8 Dissolution of the Committee. On the Effective Date, the Committee shall dissolve automatically, whereupon its members, Professionals and agents shall be released from any further duties and responsibilities in the Cases and under the Bankruptcy Code, except that such parties shall continue to have a right to be heard with respect to any and all (i) applications for Professional Fee Claims; (ii) requests for compensation and reimbursement of expenses by such parties pursuant to section 503(b) of the Bankruptcy Code if applicable; and (iii) any motions or other actions seeking enforcement or implementation of the provisions of this Plan or the Confirmation Order.

6.9 The Plan Administrator.

(a) Appointment of the Plan Administrator. As of the Effective Date, the Plan Administrator shall be vested with full legal power, capacity and authority, and shall be a Person designated by the Plan Debtors under the Plan and Plan Administrator Agreement and approved by the Bankruptcy Court without bond, unless otherwise ordered by the Bankruptcy Court.

(b) Actions against the Plan Administrator. The Confirmation Order shall state that without the permission of the Bankruptcy Court, no judicial, administrative, arbitral, or other action or proceeding shall be commenced against the Plan Administrator in his official capacity, with respect to his status, duties, powers, acts or omissions as Plan Administrator in any forum other than the Bankruptcy Court.

(c) Term and Compensation of the Plan Administrator. The Plan Administrator shall be compensated in accordance with the terms of the Plan Administrator Agreement. The Plan Administrator may be removed or replaced in accordance with the procedures set forth in the Plan Administrator Agreement.

(d) Powers of the Plan Administrator. The Plan Administrator shall be deemed the Estates’ representative in accordance with the Bankruptcy Code, including but not limited to section 1123 of the Bankruptcy Code, and shall have all powers, authority and responsibilities specified in this Plan and the Plan Administrator Agreement. In particular, the rights, duties and powers of the Plan Administrator shall include the following, but in all cases shall be subject to and consistent with the terms of this Plan:

(i) The Plan Administrator shall succeed to all such powers as would have been applicable to any officer, director, manager or shareholder of the Plan Debtors with like effect as if authorized, exercised and taken by unanimous action of such officers, directors, managers and shareholders, and the Plan Administrator shall be authorized to take all steps necessary to wind-down the affairs of the Plan Debtors and to take such other actions as the Plan Administrator determines are in the best interests of the Claim or Interest Holders.

(ii) The Plan Administrator, in his, her or its reasonable business judgment, and in an expeditious but orderly manner, shall cause the Plan Debtors to liquidate, and convert to cash the Assets and make all Distributions in accordance with this Plan. The liquidation of the Assets may be accomplished either through the sale of the Assets (in whole or in combination), including the sale of Causes of Action, or through prosecution or settlement of any Causes of Action, or otherwise.

(iii) The Plan Administrator shall be expressly authorized to do the following, subject to the notice provisions in the Plan Administrator Agreement:

(A) cause the Plan Debtors to institute, prosecute, collect, compromise and settle any Causes of Actions in accordance herewith and without further approval or application to the Bankruptcy Court, except as otherwise provided herein, including prosecuting and/or settling Causes of Actions pending in any court of appropriate jurisdiction, and cause the Plan Debtors to participate as a party or otherwise in any administrative, arbitrative or other non-judicial proceeding and litigate or settle such Causes of Action on behalf of the Plan Debtors or the Estates, or to pursue such Causes of Actions to settlement or judgment;

(B) open and maintain bank accounts in the name of one or more Plan Debtors, draw checks and drafts thereon by the sole signature of the Plan Administrator and terminate such accounts as the Plan Administrator deems appropriate;

(C) cause the Plan Debtors to make Distributions and take other actions consistent with this Plan and the implementation hereof, including the establishment, re-evaluation, adjustment and maintenance of appropriate reserves, in accordance with the Plan;

(D) cause the Plan Debtors to collect and liquidate all Assets pursuant to this Plan and to administer the winding-up of the Estates and the closing of the Cases;

(E) cause the Plan Debtors to file, prosecute, or object to any Claims (Disputed or otherwise), and compromise or settle any Claims prior to or after objection without supervision or approval of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the guidelines and requirements of the U. S. Trustee, other than those restrictions expressly imposed by this Plan, or to seek Bankruptcy Court approval for any Claims settlements made after objection;

(F) cause the Plan Debtors to retain or engage professionals, employees and consultants, and to pay the fees and charges incurred by the Plan Debtors and the Plan Administrator and the Plan Debtors’ professionals, employees and consultants relating to the implementation of this Plan without application to the Bankruptcy Court;

(G) cause the Plan Debtors to seek a determination of tax liability under section 505 of the Bankruptcy Code and to pay taxes, if any, related to the Plan Debtors and for all returns filed for or on behalf of the Plan Debtors for all taxable periods through the closing of the Cases;

(H) cause the Plan Debtors to invest Cash or moneys received by the Plan Debtors or otherwise held by the Plan Debtors in accordance with this Plan (which shall be in compliance with section 345 of the Bankruptcy Code);

(I) cause the Plan Debtors to collect any accounts receivable or other claims of the Plan Debtors or the Estates not otherwise disposed of pursuant to this Plan;

(J) execute any documents or pleadings and take any other actions related to, or in connection with, the liquidation of the Assets and the exercise of the Plan Administrator’s powers granted herein, including but not limited to the exercise of the Plan Debtors’ or the Committee’s respective rights to conduct discovery and oral examination of any party under Bankruptcy Rule 2004;

(K) enter into any agreement or execute any document required by or consistent with this Plan and perform all of the obligations thereunder;

(L) cause the Plan Debtors to abandon in any commercially reasonable manner, including abandonment or donation to a charitable organization of the Plan Administrator’s choice, any Assets if the Plan Administrator concludes that they are of no benefit to the Estates;

(M) cause the Plan Debtors to preserve documents of the Plan Debtors as necessary for the pursuit of Causes of Action and as necessary to wind down the affairs of the Plan Debtors, and to abandon or destroy documents upon a determination by the Plan Administrator that the documents are no longer necessary or beneficial to the Estates;

(N) cause the Plan Debtors to purchase and maintain all insurance policies and pay all insurance premiums and costs the Plan Administrator deems necessary or advisable; and

(O) take all other actions not inconsistent with the provisions of this Plan which the Plan Administrator deems reasonably necessary or desirable with respect to administering this Plan.

(e) Resignation, Death or Removal of Plan Administrator. In the event of the death or incompetency (in the case of a Plan Administrator that is a natural person), dissolution (in the case of a Plan Administrator that is a corporation or other entity), bankruptcy, insolvency or removal of the Plan Administrator, a successor trustee may be appointed in accordance with the Plan Administrator Agreement. The Plan Administrator may resign at any time upon 30 days’ notice to the Bankruptcy Court and counsel to the Plan Debtors. Any party in interest may move for the removal of the Plan Administrator for cause upon providing notice to counsel to the Plan Debtors; provided, however, that if the Plan Debtors or any other party in interest shall object to such removal within 21 days of such notice, such removal shall not be effective until approved by the Bankruptcy Court. No successor Plan Administrator hereunder shall in any event have any liability or responsibility for the acts or omissions of any of his, her or its predecessors. Every successor Plan Administrator appointed pursuant hereto shall execute, acknowledge and deliver to the Bankruptcy Court an instrument in writing accepting such appointment hereunder, and thereupon such successor Plan Administrator, without any further act, shall become fully vested with all of the rights, powers, duties and obligations of his, her or its predecessor. Notwithstanding any other provision in this Plan, upon the resignation or removal of a Plan Administrator, a Plan Administrator shall continue to serve in such capacity until such time as a successor Plan Administrator is identified and accepts the appointment on substantially the terms as the resigning Plan Administrator and notice is provided to the Court of such successor Plan Administrator pursuant to this Section; provided, however, upon the death or incapacity of the Plan Administrator, the Bankruptcy Court may approve the appointment of a new Plan Administrator in accordance with the terms of the Plan Administrator Agreement.

6.10 Liability, Indemnification. As of and after the Effective Date, neither the Plan Debtors, their designees or professionals, any duly designated agent or representative of the Plan Debtors, including, without limitation, the Plan Administrator, nor any of their respective employees, shall be liable for the act or omission on or after the Effective Date of any other designee, agent or representative of the Plan Debtors, nor shall such parties be liable for any act or omission on or after the Effective Date taken or omitted to be taken in such capacity other than for specific acts or omissions resulting from such parties’ willful misconduct, gross negligence or fraud. The Plan Debtors and any duly designated agent or representative of the Plan Debtors, including, without limitation, the Plan Administrator, may, in connection with the performance of their functions, and in their sole and absolute discretion, consult with the Plan Debtors’ attorneys, accountants, financial advisors and agents, and shall not be liable for any act taken, omitted to be taken, or suffered to be done, on or after the Effective Date in accordance with advice or opinions rendered by such persons, regardless of whether such advise or opinions are provided in writing. Notwithstanding such authority, the Plan Debtors and any duly designated agent or representative of the Plan Debtors, including, without limitation, the Plan Administrator, shall not be under any obligation to consult with the Plan Debtors’ attorneys, accountants, financial advisors or agents, and such parties determination not to do so shall not result in the imposition of liability on any such party, unless such determination is based on such party’s willful misconduct, gross negligence or fraud. The Estates shall indemnify and hold harmless the Plan Debtors and any duly designated agent or representative of the Plan Debtors, including, without limitation, the Plan Administrator, their designees and professionals, and all duly designated agents and representatives thereof, from and against and in respect of all liabilities, losses, damages, claims, costs and expenses (including, without limitation, reasonable attorneys’ fees, disbursements, and related expenses) which such parties may incur or to which such parties may become subject in connection with any action, suit, proceeding or investigation brought by or threatened against such parties arising out of or due to their acts or omissions, or consequences of such acts or omissions, with respect to the implementation or administration of the Estates or the Plan or the discharge of their duties under the Plan Administrator Agreement or hereunder; provided, however, that no such indemnification will be made to such persons for actions or omissions as a result of willful misconduct, gross negligence or fraud.

6.11 Retention of Professionals.

(a) As of and after the Effective Date, the Plan Administrator may cause the Plan Debtors to retain professionals, including, without limitation, attorneys, accountants, investment or other financial advisors, auditors, disbursing agents, professionals from the Plan Administrator’s own firm, if any, and other agents on behalf of the Plan Debtors as necessary or desirable to carry out the actions of the Plan Debtors hereunder. More specifically, as of and after the Effective Date, the Plan Administrator may cause the Plan Debtors to retain counsel in any matter related to the Estates, including counsel that has acted as counsel for the Plan Debtors or the Committee.

(b) Following the Effective Date, the Plan Administrator may cause the Plan Debtors to pay, without application to the Bankruptcy Court or any other court of competent jurisdiction, professionals retained by the Plan Debtors as of and after the Effective Date in accordance with agreements that the Plan Debtors determine to be reasonable.

6.12 Preservation of All Causes of Action. Except as otherwise provided in the Plan or in any contract, instrument, release or agreement entered into in connection with the Plan, in accordance with the provisions of the Bankruptcy Code, including but not limited to section

1123(b) of the Bankruptcy Code, the Plan Debtors shall remain vested with, retain, and may exclusively enforce and prosecute any Claims or Causes of Action that the Plan Debtors or the Estates may have against any Person. The Plan Administrator may cause the Plan Debtors to pursue such retained Claims or Causes of Action in accordance with the best interests of the creditors of the Plan Debtors or the Estates. Without further order of the Bankruptcy Court, the Plan Debtors shall remain the party in interest in all adversary proceedings pending on the Effective Date concerning the Plan Debtors, and the Plan Administrator shall have the authority provided in this Plan and in the Plan Administrator Agreement to cause the Plan Debtors to act concerning such proceedings. Notwithstanding anything to the contrary herein, no Distribution shall be made to the Holder of any Claim, including by way of setoff or recoupment by such claimant, if a Plan Debtor has taken action to recover, or given notice to the applicable party of intent to take such action, on a Cause of Action against the Holder of such Claim (or the direct or indirect transferor of such Holder), until such Cause of Action is resolved.

6.13 Delivery of Distributions; Undeliverable Distributions; W-9 Forms.

(a) Subject to Section 6.14(c) of this Plan, Distributions to Holders of Allowed Claims shall be made (1) at the addresses set forth on the respective Proofs of Claim or requests for allowance of Administrative Claims filed by such Holders, (2) at the addresses set forth in any written notices of address change delivered to the Plan Debtors after the date of any related Proof of Claim, or (3) at the addresses reflected in the Plan Debtors’ Schedules if no Proof of Claim has been filed and the Plan Debtors have not received a written notice of a change of address.

(b) If the Distribution to the Holder of any Allowed Claim is returned to the Plan Debtors as undeliverable, no further Distribution shall be made to such Holder, and the Plan Debtors shall have no obligation to make any further Distribution to the Holder, unless and until the Plan Debtors are notified in writing of such Holder’s then current address. Subject to Section 6.14(c) of this Plan, the Plan Debtors shall retain undeliverable Distributions until such time as a Distribution becomes deliverable.

(c) Any Holder of an Allowed Claim that does not assert a Claim for an undeliverable Distribution within one (1) year after the Distribution Date on account of such Claim shall no longer have any claim to or interest in such undeliverable Distribution and shall be forever barred from receiving any Distribution under this Plan and such amount shall be distributed in accordance with the terms of this Plan.

(d) The Plan Debtors shall issue W-9 Forms to Holders of Allowed Claims entitled to Distribution (1) to the addresses set forth on the respective Proofs of Claim or requests for allowance of Administrative Claims filed by such Holders, (2) to the addresses set forth in any written notices of address change delivered to the Plan Debtors after the date of any related Proof of Claim, or (3) to the addresses reflected in the Plan Debtors’ Schedules if no Proof of Claim has been filed and the Plan Debtors have not received a written notice of a change of address. Holders of Allowed Claims failing to return completed W-9 Forms to the Plan Debtors within 30 days of the Plan Debtors’ request for a completed W-9 Form (or within any further time period expressly agreed to in writing between the Plan Debtors and such Holder), shall not share in any Distribution under this Plan and such amount shall be distributed in accordance with the terms of this Plan.

6.14 Disputed Claims.

(a) No payment or other Distribution or treatment shall be made on account of a Disputed Claim, even if a portion of the Claim is not disputed, unless and until such Disputed Claim becomes an Allowed Claim and the amount of such Allowed Claim is determined by a Final Order or, after the Effective Date, by written agreement between the Plan Debtors and the Holder of the Claim. No Distribution or other payment or treatment shall be made on account of a Disallowed Claim at any time. All amounts on deposit from time to time in the Disputed Claims Reserve and all dividends, interest, and other earnings thereon, net of any applicable taxes and expenses, shall be held in trust for the exclusive benefit of Holders of Disputed Claims that subsequently become Allowed Claims and the Holders of Allowed Claims, until such time as all Allowed Claims have been paid the Distributions to which such Holders are entitled under the terms of this Plan.

(b) The Plan Debtors may, at any time, and from time to time, request that the Bankruptcy Court estimate any Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether an objection was previously filed with the Bankruptcy Court with respect to such Claim, or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to such objection. Any Final Order of the Bankruptcy Court that estimates a Disputed Claim pursuant to this Section 6.14(b) irrevocably shall constitute and be a conclusive and final determination of the maximum allowable amount of the Claim of such Holder, should it become an Allowed Claim. Accordingly, the Holder of a Disputed Claim that is estimated by the Bankruptcy Court pursuant to this Section 6.14(b) shall not be entitled to any subsequent reconsideration or upward adjustment of the maximum allowable amount of such Claim as a result of any subsequent adjudication or actual determination of the allowed amount of such Disputed Claim or otherwise, and the Holder of such Claim shall not have recourse to the Plan Debtors or any Assets in the event the allowed amount of the Holder’s Claim is at any time later determined to exceed the estimated maximum allowable amount. As soon as practicable after entry of an order estimating a Disputed Claim under section 502(c) of the Bankruptcy Code, the Plan Debtors shall deposit into the Disputed Claims Reserve the amount of cash or other consideration to be provided under this Plan to the Holder of the Disputed Claim as if the Disputed Claim were an Allowed Claim in its maximum allowable amount.

(c) Following the date on which a Disputed Claim becomes an Allowed Claim after the Effective Date, the Plan Debtors shall pay directly to the Holder of such Allowed Claim the amount provided for under Articles IV or V of this Plan, as applicable, and also shall pay amounts on the IRS Settlement Claim in accordance with the IRS Settlement Agreement and this Plan. Conversely, following the date a Disputed Claim becomes a Disallowed Claim, the Plan Debtors shall transfer the entire amount on reserve in the Disputed Claims Reserve with respect to such Disputed Claim from the Disputed Claim Reserve and such amount may be distributed in accordance with the terms of this Plan.

(d) Unless otherwise provided in this Plan, the Plan Debtors will retain the exclusive right to object to Claims after the Effective Date in order to have the Bankruptcy Court determine the amount and treatment of any Claim. The Plan Debtors will attempt to resolve consensually any disputes regarding the amount of any Claim. On or before the date that is 90 days after the Effective Date or such other date as is set by the Bankruptcy Court, the Plan Debtors may file with the Court an objection to the allowance of any such Claim, or any other appropriate motion or adversary proceeding with respect thereto. All such objections may be litigated to Final Order; provided, however, that the Plan Debtors may compromise and settle, withdraw or resolve any objections to such Claims with or without further order of the Bankruptcy Court.

(e) A Claim may not be filed or amended without the authorization of the Bankruptcy Court and, even with such Bankruptcy Court authorization, may be amended by the Holder of such Claim solely to decrease, but not to increase, the amount or priority. Unless otherwise provided herein, any new or amended Claim filed after the Confirmation Date shall be deemed disallowed in full and expunged without any action by the Plan Debtors and shall be treated as such on the claims registry, unless the Claim Holder has obtained prior Bankruptcy Court authorization for the filing.

(f) Notwithstanding that the allowed amount of any particular Disputed Claim is reconsidered under the applicable provisions of the Bankruptcy Code and Bankruptcy Rules or is allowed in an amount for which there is insufficient Cash to provide a recovery equal to that received by other Holders of Allowed Claims in the relevant Class, no Claim Holder shall have recourse to the Plan Debtors or any of their professionals, or their successors or assigns, or the Holder of any other Claim, or any of their respective property. However, nothing in this Plan shall modify any right of a Holder of a Claim under section 502(j) of the Bankruptcy Code. THUS, THE COURT’S ENTRY OF AN ESTIMATION ORDER MAY LIMIT THE DISTRIBUTION TO BE MADE ON INDIVIDUAL DISPUTED CLAIMS, REGARDLESS OF THE AMOUNT FINALLY ALLOWED ON ACCOUNT OF SUCH DISPUTED CLAIMS.

6.15 De Minimis Distributions. The Plan Debtors shall not have any obligation to make a Distribution on account of an Allowed Claim if the amount to be distributed to the specific Holder of the Allowed Claim on the particular Distribution date does not constitute a final Distribution to such Holder and such Distribution has a value less than $25.00. The Plan Debtors shall have no obligation to make any Distribution on Allowed Claims in an amount less than $500.00. Any undistributed Cash will vest in the Plan Debtors and become available Cash for Distribution on the final Distribution date.

6.16 Fractional Dollars. The Plan Debtors shall not be required to make Distributions or payments of fractions of dollars. Whenever any payment of a fraction of a dollar under this Plan would otherwise be called for, the actual payment shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down.

6.17 Disbursement of Funds. The Plan Debtors or the Plan Debtors’ disbursing agent shall make all distributions of Cash or other property required under this Plan, unless this Plan specifically provides otherwise. All Cash and other property held by the Plan Debtors for distribution under this Plan shall be held in trust for the exclusive benefit of the Holders of

Allowed Claims and shall not be subject to any claim by any Person except as provided under this Plan.

6.18 Direction to Parties. From and after the Effective Date, the Plan Debtors may apply to the Bankruptcy Court for an order directing any necessary party to execute or deliver, or to join in the execution or delivery, of any instrument required to effect a transfer of property required under this Plan, and to perform any other act, including the satisfaction of any Lien, that is necessary for the consummation of this Plan, pursuant to section 1142(b) of the Bankruptcy Code, provided that such direction is in accordance with this Plan.

6.19 Setoffs. The Plan Debtors may, to the extent permitted under applicable law, setoff against any Allowed Claim and the distributions to be made pursuant to this Plan on account of such Allowed Claim, the claims, rights and causes of action of any nature (other than Causes of Action arising under chapter 5 of the Bankruptcy Code) that the Plan Debtors may hold against the Holder of such Allowed Claim that are not otherwise waived, released or compromised in accordance with this Plan; provided, however, that neither such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Plan Debtors of any such claims, rights and causes of action that the Plan Debtors possess against such Holder.

6.20 Payment of Statutory Fees. All fees payable on or before the Effective Date pursuant to section 1930 of title 28 of the United States Code shall be paid by the Plan Debtors. From and after the Effective Date, the Plan Debtors shall pay the fees assessed against the Estates until such time as a particular Case is closed, dismissed or converted. In addition, the Plan Debtors shall file post-confirmation quarterly reports in conformity with the U.S. Trustee guidelines until entry of an order closing or converting the applicable Cases.

6.21 WTM I Company. Without in any way limiting the foregoing provisions in this Article VI, for the avoidance of doubt, as of the Effective Date (i) the Assets retained by Canal Corporation under this Plan shall include all of the equity interests in WTM I Company, which prior to the Effective Date have been owned by Canal Corporation; and (ii) Canal Corporation shall have all of the rights of the holder of all of equity interests in WTM I Company. In addition, except as provided in the Plan or the Confirmation Order, including, without limitation, as provided in the Plan or the Confirmation Order with respect to Claims against the Plan Debtors, the Estates, the Exculpated Parties or the Released Parties, neither the Plan nor the Confirmation Order shall affect in any way the assets, rights, claims, causes of action or property rights of WTM I Company.

ARTICLE VII

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

7.1 Assumption of Certain Executory Contracts. Except as otherwise provided in this Plan or in any contract, instrument, release or other agreement entered into in connection with this Plan, on the Effective Date, pursuant to section 365 of the Bankruptcy Code, the Plan Debtors will assume or assume and assign each of the Executory Contracts listed on Exhibit 7.1; provided, however, that the Plan Debtors reserve the right, at any time prior to the Effective Date, to amend Exhibit 7.1 to (i) delete any Executory Contract listed therein, thus providing for its rejection pursuant to Section 7.2, or (ii) add any Executory Contract thereto, thus providing for its assumption pursuant to this Section 7.1. The Plan Debtors will provide notice of any amendments to Exhibit 7.1 to the non-Debtor parties to the Executory Contracts affected thereby and to those parties entitled to notice pursuant to Bankruptcy Rule 2002. Each contract and lease listed on Exhibit 7.1 will be assumed only to the extent that such contract or lease constitutes an Executory Contract. Listing a contract or lease on Exhibit 7.1 will not constitute an admission by the Plan Debtors that the contract or lease is an Executory Contract or that the Plan Debtors have any liability thereunder.

7.2 Executory Contracts Rejected if Not Assumed. On the Effective Date, except for an Executory Contract that was previously assumed, assumed and assigned or rejected by an order of the Bankruptcy Court, or that is assumed or assumed and assigned pursuant to Section 7.1 above, each Executory Contract of every kind and nature entered into by the Plan Debtors prior to the Petition Date that has not previously expired or terminated pursuant to its own terms prior to the Effective Date will be rejected pursuant to section 365 of the Bankruptcy Code, except: (i) any Executory Contract that is the subject of a separate motion to assume, assume and assign or reject filed pursuant to section 365 of the Bankruptcy Code by the Plan Debtors before the entry of the Confirmation Order; provided, however, that upon denial or withdrawal of any such motion, such Executory Contract or unexpired lease shall automatically be deemed rejected as of the Effective Date; and (ii) any agreement, obligation, security interest, transaction or similar undertaking that the Plan Debtors believe is not an Executory Contract that is later determined by the Bankruptcy Court to be an Executory Contract that is subject to assumption, assumption and assignment or rejection under section 365 of the Bankruptcy Code, which agreements shall be subject to assumption, assumption and assignment or rejection upon the approval of a motion to be filed by the Plan Debtors within thirty (30) days of any such determination in a Final Order.24 Any order entered after the Confirmation Date by the Bankruptcy Court, after notice and hearing, authorizing the rejection of an Executory Contract shall cause such rejection to be a prepetition breach under sections 365(g) and 502(g) of the Bankruptcy Code, as if such relief were granted and such order were entered prior to the Confirmation Date. The Confirmation Order will constitute an order of the Bankruptcy Court approving the rejection of the Executory Contracts as of the Effective Date, as provided for by this Section 7.2 and pursuant to section 365 of the Bankruptcy Code.

7.3 Cure Claims. All Cure Objections must be filed and served upon the Plan Debtor’s counsel and the Committee counsel prior to the Cure Payment Objection Deadline. In the event

[2]

For the avoidance of doubt, and without limiting in any way whether the Plan Debtors believe any other agreement, obligation, security interest, transaction or similar undertaking is not an Executory Contract, the Plan Debtors believe that the following are not Executory Contracts: (i) that certain Confidential Settlement, Release, and Hold Harmless Agreement among WTM I Company, Canal Corporation, Philip Morris USA, and the Carriers (as defined therein); (ii) that certain Order and Consent Decree entered by the Circuit Court of Henrico County, Virginia, in the matter of Philip Morris USA v. Canal Corporation and WTM I Company; (iii) that certain Joint Defense Agreement among WTM I Company, Canal Corporation and Philip Morris USA; and (iv) any policies of insurance to which any of the Plan Debtors are parties that were entered into prior to the Petition Date.

a counterparty to an Executory Contract being assumed pursuant to the Plan fails to timely file a Cure Objection, such counterparty shall be bound by the amounts listed on the Cure Payment Schedule. To the extent a timely Cure Objection is filed, the Cure Claim shall be treated as a Disputed Claim and determined by Final Order of the Bankruptcy Court.

7.4 Bar Date for Rejection Claims. If the rejection of any Executory Contract under this Plan gives rise to a Claim by the non-Debtor party or parties to such Executory Contract, such Claim, to the extent that it is timely filed and is an Allowed Claim, shall be classified in Class 3A, 3B or 3C, as applicable; provided, however, that the General Unsecured Claim arising from such rejection shall be forever barred and shall not be enforceable against the Plan Debtors, their successors or properties, unless a proof of such Claim is filed and served on the Plan Debtors within thirty (30) days after the date of notice of the entry of the order of the Court rejecting the Executory Contract, which may include, if applicable, the Confirmation Order. To the extent Rejection Claims initially are Disputed Claims, but subsequently become Allowed Claims, the Plan Debtors shall pay such Rejection Claims in accordance with this Plan, but nothing herein shall constitute a determination that any such rejection gives rise to or results in a Claim or constitutes a waiver of any objections to such Claim by the Plan Debtors or any party in interest.

7.5 Cancellation of Documents or Instruments Evidencing Claims and Interests. Except as otherwise provided in this Plan, on the Effective Date and concurrently with the applicable Distributions made pursuant to this Plan, the promissory notes, share certificates (including treasury stock), other instruments evidencing any Claims or Interests, and all options, warrants, calls, rights, puts, awards, commitments, or any other agreements of any character to acquire such Interests shall be deemed canceled and of no further force and effect, without any further act or action under any applicable agreement, law, regulation, order, or rule, and the Plan Debtors and their Estates shall have no obligations under the notes, share certificates, or other agreements or instruments governing such Claims and Interests except as provided pursuant to this Plan; provided, however, notwithstanding Confirmation of the Plan or the occurrence of the Effective Date, that any such indenture, instrument or agreement that governs the rights of the Holder of an Allowed Claim in Class 3B or in Class 3C shall continue in effect solely for purposes of (a) allowing Holders of such Claims to receive distributions under the Plan as provided herein, (b) allowing the indenture trustees relating to such Claims, if applicable, to make distributions under the Plan as provided herein, (c) allowing the indenture trustees serving in accordance with the indentures relating to the Revenue Bonds to deduct therefrom such compensation, fees and expenses due under such indentures or incurred in making such distributions in accordance with the terms of this Plan and (d) allowing the indenture trustees serving in accordance with the indentures relating to the Subordinated Notes to effectuate any lien rights they may have against Persons other than the Estates, the Plan Debtors, the Released Parties and the Exculpated Parties. On and after the Effective Date, all duties and responsibilities of the indenture trustees under the indentures, as applicable, shall be discharged except to the extent required in order to effectuate the Plan.

ARTICLE VIII

RETENTION OF JURISDICTION

8.1 General Scope of Jurisdiction. Following the Effective Date, the Bankruptcy Court shall retain jurisdiction over the Cases to the extent legally permissible, including, without limitation, such jurisdiction as is necessary to ensure that the purposes and intent of this Plan are carried out.

8.2 Claims and Actions. The Bankruptcy Court shall retain jurisdiction (a) to classify, resolve objections to, and determine or estimate pursuant to section 502(c) of the Bankruptcy Code all Claims against, and Interests in, the Plan Debtors and (b) to adjudicate and enforce all Claims and Causes of Action of the Plan Debtors.

8.3 Specific Jurisdiction. Without in any way limiting the scope of the Bankruptcy Court’s retention of jurisdiction over these Cases as otherwise set forth in this Plan, the Bankruptcy Court shall retain jurisdiction for the following specific purposes:

(a) To determine all questions and disputes regarding title to the Assets, all causes of action, controversies, disputes or conflicts, whether or not subject to any pending action as of the Effective Date, between one or more of the Plan Debtors and any other party, including, without limitation, any Causes of Action and any right to recover Assets pursuant to the provisions of the Bankruptcy Code;

(b) To modify this Plan after the Effective Date pursuant to the Bankruptcy Code, the Bankruptcy Rules, and applicable law;

(c) To enforce and interpret the terms and conditions of this Plan or the Confirmation Order;

(d) To enter such orders, including, but not limited to, such future injunctions as are necessary to enforce the respective title, rights and powers of the Plan Debtors or the Plan Administrator, and to impose such limitations, restrictions, terms and conditions on such title, rights and powers as the Bankruptcy Court may deem necessary;

(e) To enter one or more final decrees closing the Cases;

(f) To correct any defect, cure any omission or reconcile any inconsistency in this Plan or the Confirmation Order as may be necessary to implement the purposes and intent of this Plan;

(g) To determine any and all objections to the allowance or classification of Claims;

(h) To adjudicate all claims or controversies to a security or ownership interest in any of the Assets or in any proceeds thereof;

(i) To determine any and all applications for allowances of compensation and reimbursement of expenses and the reasonableness of any fees and expenses authorized to be paid or reimbursed under the Bankruptcy Code;

(j) To determine any applications or motions pending on the Effective Date for the rejection, assumption or assumption and assignment of any Executory Contract and to hear and determine, and, if need be, to liquidate any and all Claims arising therefrom;

(k) To determine any and all motions, applications, adversary proceedings and contested matters that may be pending on the Effective Date or filed thereafter;

(l) To remedy any defect or omission or reconcile any inconsistency in any order of the Bankruptcy Court to the extent authorized by this Plan or the Bankruptcy Court;

(m) To determine all controversies, suits, and disputes that may arise in connection with the interpretation, enforcement or consummation of this Plan;

(n) To consider and act on the compromise and settlement of any Claim against or Cause of Action by or against the Plan Debtors or the Plan Administrator arising under or in connection with this Plan;

(o) To issue such orders in aid of execution of this Plan as may be authorized by section 1142 of the Bankruptcy Code;

(p) To determine such other matters or proceedings as may be provided for under Title 28 or any other title of the United States Code, the Bankruptcy Code, the Bankruptcy Rules, other applicable law, this Plan or in any order or orders of the Bankruptcy Court, including, but not limited to, the Confirmation Order or any order which may arise in connection with this Plan or the Confirmation Order;

(q) To make such orders as are necessary and/or appropriate to carry out the provisions of this Plan;

(r) To adjudicate all claims of any nature by any person which may be adverse or otherwise affect the value of the property of the Estates dealt with by this Plan;

(s) To determine any other matters not inconsistent with the Bankruptcy Code; and

(t) To make such orders and/or take such action as is necessary to enjoin any interference with the implementation or the consummation of this Plan.

8.4 Failure of Bankruptcy Court to Exercise Jurisdiction. If the Bankruptcy Court abstains from exercising, declines to exercise, or is otherwise without jurisdiction over any matter arising out of the Cases, including the matters set forth in this Article VIII, this Article VIII shall not prohibit or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

ARTICLE IX

INJUNCTION, RELEASES AND EXCULPATION

9.1 No Interference. No Person shall be permitted to commence or continue any action or proceeding or perform any act to interfere with the implementation and consummation of this Plan or the payments required to be made hereunder.

9.2 Injunction. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS PLAN, THE DOCUMENTS EXECUTED PURSUANT TO THIS PLAN, OR THE CONFIRMATION ORDER, ON AND AFTER THE EFFECTIVE DATE, ALL PERSONS AND ENTITIES WHO HAVE HELD, CURRENTLY HOLD, OR MAY HOLD CLAIMS AGAINST OR INTERESTS IN THE PLAN DEBTORS OR THE ESTATES THAT AROSE PRIOR TO THE EFFECTIVE DATE (INCLUDING BUT NOT LIMITED TO STATES AND OTHER GOVERNMENTAL UNITS, AND ANY STATE OFFICIAL, EMPLOYEE, OR OTHER ENTITY ACTING IN AN INDIVIDUAL OR OFFICIAL CAPACITY ON BEHALF OF ANY STATE OR OTHER GOVERNMENTAL UNIT) ARE PERMANENTLY ENJOINED FROM TAKING ANY OF THE FOLLOWING ACTIONS ON ACCOUNT OF ANY SUCH CLAIMS OR INTERESTS: (I) COMMENCING OR CONTINUING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY ACTION OR OTHER PROCEEDING AGAINST ANY PROTECTED PARTY OR ANY PROPERTY OF ANY PROTECTED PARTY; (II) ENFORCING, ATTACHING, EXECUTING, COLLECTING, OR RECOVERING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY JUDGMENT, AWARD, DECREE, OR ORDER AGAINST ANY PROTECTED PARTY; (III) CREATING, PERFECTING, OR ENFORCING, DIRECTLY OR INDIRECTLY, ANY LIEN OR ENCUMBRANCE OF ANY KIND AGAINST ANY PROTECTED PARTY OR ANY PROPERTY OF ANY PROTECTED PARTY; (IV) ASSERTING OR EFFECTING, DIRECTLY OR INDIRECTLY, ANY SETOFF OR RIGHT OF SUBROGATION OF ANY KIND AGAINST OBLIGATIONS DUE TO ANY PROTECTED PARTY OR ANY PROPERTY OF ANY PROTECTED PARTY; OR (V) ANY ACT, IN ANY MANNER, IN ANY PLACE WHATSOEVER, THAT DOES NOT CONFORM TO, COMPLY WITH, OR IS INCONSISTENT WITH ANY PROVISIONS OF THIS PLAN; PROVIDED, HOWEVER, THAT NOTHING CONTAINED IN THIS PLAN SHALL PRECLUDE SUCH PERSONS FROM EXERCISING THEIR RIGHTS PURSUANT TO AND CONSISTENT WITH THE TERMS OF THIS PLAN. ANY PERSON OR ENTITY INJURED BY ANY WILLFUL VIOLATION OF SUCH INJUNCTION SHALL RECOVER ACTUAL DAMAGES, INCLUDING COSTS AND ATTORNEYS’ FEES, AND, IN APPROPRIATE CIRCUMSTANCES, MAY RECOVER PUNITIVE DAMAGES FROM THE WILLFUL VIOLATOR. NOTHING CONTAINED HEREIN SHALL PROHIBIT THE HOLDER OF A DISPUTED CLAIM FROM LITIGATING ITS RIGHT TO SEEK TO HAVE SUCH DISPUTED CLAIM DECLARED AN ALLOWED CLAIM AND PAID IN ACCORDANCE WITH THE PLAN.

9.3 Term of Stay. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS PLAN, THE DOCUMENTS EXECUTED PURSUANT TO THIS PLAN, THE CONFIRMATION ORDER OR AN APPLICABLE ORDER OF THE BANKRUPTCY COURT, ALL INJUNCTIONS OR STAYS PROVIDED FOR IN THE CASES PURSUANT TO SECTIONS 105 OR 362 OF THE BANKRUPTCY CODE SHALL REMAIN IN FULL

FORCE AND EFFECT UNTIL THE ENTRY OF A FINAL DECREE IN ALL OF THE CASES. IN ACCORDANCE THEREWITH AND WITHOUT LIMITING THE FOREGOING, BUT SUBJECT TO THE EXCEPTION TO THE AUTOMATIC STAY SET FORTH IN SECTION 362(b)(4), UNTIL THE ENTRY OF A FINAL DECREE IN ALL OF THE CASES, ALL PERSONS OR ENTITIES ARE STAYED FROM (I) THE COMMENCEMENT OR CONTINUATION OF ANY JUDICIAL, ADMINISTRATIVE OR OTHER ACTION OR PROCEEDING, INCLUDING THE EMPLOYMENT OF SERVICE OF PROCESS, AGAINST THE PLAN DEBTORS THAT WAS OR COULD HAVE BEEN COMMENCED PRIOR TO THE PETITION DATE, OR TO RECOVER A CLAIM AGAINST THE PLAN DEBTORS THAT AROSE PRIOR TO THE PETITION DATE; (II) THE ENFORCEMENT, AGAINST THE PLAN DEBTORS OR AGAINST PROPERTY OF THE ESTATES, OF A JUDGMENT OBTAINED BEFORE THE PETITION DATE; (III) ANY ACT TO OBTAIN POSSESSION OF PROPERTY OF THE ESTATES OR OF PROPERTY FROM THE ESTATES OR TO EXERCISE CONTROL OVER PROPERTY OF THE ESTATES; (IV) ANY ACT TO CREATE, PERFECT, OR ENFORCE ANY LIEN AGAINST PROPERTY OF THE ESTATES; AND (V) ANY ACT TO COLLECT, ASSESS, OR RECOVER A CLAIM AGAINST THE PLAN DEBTORS THAT AROSE BEFORE THE PETITION DATE; PROVIDED, HOWEVER, THAT NOTHING CONTAINED IN THIS PLAN SHALL PRECLUDE SUCH PERSONS FROM EXERCISING THEIR RIGHTS PURSUANT TO AND CONSISTENT WITH THE TERMS OF THIS PLAN.

9.4 Debtor Release. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS PLAN, THE DOCUMENTS EXECUTED PURSUANT TO THIS PLAN, OR THE CONFIRMATION ORDER, ON THE EFFECTIVE DATE AND EFFECTIVE AS OF THE EFFECTIVE DATE, FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY EACH OF THE DEBTOR RELEASEES, INCLUDING, WITHOUT LIMITATION, THE SERVICES OF THE PLAN DEBTORS’ PRESENT AND FORMER MEMBERS (INCLUDING EX OFFICIO MEMBERS), OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES AND ADVISORS IN FACILITATING THE IMPLEMENTATION OF THE LIQUIDATION CONTEMPLATED HEREBY, EACH OF THE DEBTOR RELEASORS SHALL FULLY RELEASE (AND, AUTOMATICALLY WITHOUT FURTHER ACTION, EACH DEBTOR RELEASEE SO RELEASED SHALL BE DEEMED FULLY RELEASED BY THE DEBTOR RELEASORS) EACH DEBTOR RELEASEE AND THEIR RESPECTIVE PROPERTIES FROM ANY AND ALL CAUSES OF ACTION, WHETHER KNOWN OR UNKNOWN, WHETHER ARISING PRIOR TO OR AFTER THE PETITION DATE, FORESEEN OR UNFORESEEN, LIQUIDATED OR UNLIQUIDATED, CONTINGENT OR NON-CONTINGENT, EXISTING AS OF THE EFFECTIVE DATE IN LAW OR AT EQUITY, WHETHER FOR TORT, FRAUD, CONTRACT, VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS OR OTHERWISE, ARISING FROM OR RELATED IN ANY WAY TO THE PLAN DEBTORS OR THE ESTATES, INCLUDING, WITHOUT LIMITATION, THOSE THAT ANY OF THE PLAN DEBTORS WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR THAT ANY HOLDER OF A CLAIM OR AN INTEREST OR OTHER ENTITY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT ON BEHALF OF ANY OF THE PLAN DEBTORS OR ANY OF THE ESTATES, AND FURTHER INCLUDING THOSE IN ANY WAY RELATED TO THE CASES, THE PLAN, THE DISCLOSURE STATEMENT, THE SALE OR LIQUIDATION OF ANY

PROPERTY OF THE ESTATES, THE PLAN DEBTORS’ BUSINESSES AND OPERATIONS, THE PLAN DEBTORS’ INTERESTS, THE PLAN DEBTORS’ DEBT OBLIGATIONS, THE PLAN DEBTORS’ FINANCING AGREEMENTS OR THE PLAN DEBTORS’ LEASES AND OTHER CONTRACTS; PROVIDED, HOWEVER, THAT NOTHING CONTAINED IN THIS PLAN SHALL PRECLUDE SUCH PERSONS FROM EXERCISING THEIR RIGHTS PURSUANT TO AND CONSISTENT WITH THE TERMS OF THIS PLAN.

ENTRY OF THE CONFIRMATION ORDER SHALL CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL, PURSUANT TO BANKRUPTCY RULE 9019, OF THE DEBTOR RELEASE, WHICH INCLUDES BY REFERENCE EACH OF THE RELATED PROVISIONS AND DEFINITIONS CONTAINED HEREIN, AND FURTHER, SHALL CONSTITUTE THE BANKRUPTCY COURT’S FINDING THAT THE DEBTOR RELEASE IS: (1) IN EXCHANGE FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY THE DEBTOR RELEASEES; (2) A GOOD FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS RELEASED BY THE DEBTOR RELEASE; (3) IN THE BEST INTERESTS OF THE PLAN DEBTORS, THE ESTATES, AND ALL HOLDERS OF CLAIMS AND INTERESTS; (4) FAIR, EQUITABLE AND REASONABLE; (5) GIVEN AND MADE AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING; AND (6) A BAR TO ANY OF THE PLAN DEBTORS OR THE PLAN ADMINSITRATOR ASSERTING ANY CLAIM RELEASED BY THE DEBTOR RELEASE AGAINST ANY OF THE DEBTOR RELEASEES.

9.5 Third Party Release. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS PLAN, THE DOCUMENTS EXECUTED PURSUANT TO THIS PLAN, OR THE CONFIRMATION ORDER, HOLDERS OF CLAIMS (A) VOTING TO ACCEPT THIS PLAN OR (B) ABSTAINING FROM VOTING ON THIS PLAN AND ELECTING NOT TO OPT OUT OF THE THIRD PARTY RELEASE CONTAINED IN THIS SECTION 9.5 (WHICH BY DEFINITION DOES NOT INCLUDE HOLDERS OF CLAIMS OR INTERESTS WHO ARE DEEMED TO HAVE VOTED AGAINST THE PLAN), ON THE EFFECTIVE DATE AND EFFECTIVE AS OF THE EFFECTIVE DATE, SHALL FULLY RELEASE (AND, AUTOMATICALLY WITHOUT FURTHER ACTION, EACH RELEASED PARTY SHALL BE DEEMED RELEASED) THE RELEASED PARTIES AND THEIR RESPECTIVE PROPERTY FROM ANY AND ALL CAUSES OF ACTION, WHETHER KNOWN OR UNKNOWN, WHETHER ARISING PRIOR TO OR AFTER THE COMMENCEMENT DATE, FORESEEN OR UNFORESEEN, LIQUIDATED OR UNLIQUIDATED, CONTINGENT OR NON-CONTINGENT, EXISTING AS OF THE EFFECTIVE DATE IN LAW OR AT EQUITY, WHETHER FOR TORT, CONTRACT, VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS OR OTHERWISE, ARISING FROM OR RELATED IN ANY WAY TO THE PLAN DEBTORS OR THE ESTATES, INCLUDING, WITHOUT LIMITATION, THOSE IN ANY WAY RELATED TO THE CASES, THE PLAN, THE SALE OR LIQUIDATION OF ANY PROPERTY OF THE ESTATES, THE PLAN DEBTORS’ BUSINESSES AND OPERATIONS, THE PLAN DEBTORS’ INTERESTS, THE PLAN DEBTORS’ DEBT OBLIGATIONS, THE PLAN DEBTORS’ FINANCING AGREEMENTS OR THE PLAN DEBTORS’ LEASES AND OTHER CONTRACTS; PROVIDED, HOWEVER, THAT NOTHING CONTAINED IN THIS PLAN SHALL PRECLUDE SUCH PERSONS FROM EXERCISING THEIR RIGHTS

PURSUANT TO AND CONSISTENT WITH THE TERMS OF THIS PLAN; AND PROVIDED, FURTHER, THAT (I) THE FOREGOING PROVISIONS OF THIS SECTION 9.5 SHALL HAVE NO EFFECT ON THE LIABILITY OF THE RELEASED PARTIES FOR GROSS NEGLIGENCE, WILLFUL MISCONDUCT, FRAUD OR CRIMINAL CONDUCT AS DETERMINED BY A FINAL ORDER OF THE BANKRUPTCY COURT AND (II) NOTHING HEREIN CONSTITUTES A WAIVER OF ANY RIGHTS OR DEFENSES OF ANY RELEASED PARTIES WITH RESPECT TO ANY SUCH ACTIONS, INCLUDING, WITHOUT LIMITATION, DEFENSES RELATED TO VALIDITY, PRIORITY, AMOUNT AND TIMELINESS OF SUCH CLAIMS.

ENTRY OF THE CONFIRMATION ORDER SHALL CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL, PURSUANT TO BANKRUPTCY RULE 9019, OF THE THIRD PARTY RELEASE, WHICH INCLUDES BY REFERENCE EACH OF THE RELATED PROVISIONS AND DEFINITIONS CONTAINED HEREIN, AND FURTHER, SHALL CONSTITUTE THE BANKRUPTCY COURT’S FINDING THAT THE THIRD PARTY RELEASE IS: (1) IN EXCHANGE FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY THE RELEASED PARTIES, (2) A GOOD FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS RELEASED BY THE THIRD PARTY RELEASE; (3) IN THE BEST INTERESTS OF THE PLAN DEBTORS, THE ESTATES AND HOLDERS OF CLAIMS; (4) FAIR, EQUITABLE AND REASONABLE; (5) GIVEN AND MADE AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING; AND (6) A BAR TO ANY APPLICABLE HOLDERS OF CLAIMS FROM ASSERTING ANY CLAIM RELEASED BY THE THIRD PARTY RELEASE AGAINST ANY OF THE RELEASED PARTIES.

9.6 Exculpation. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS PLAN, THE DOCUMENTS EXECUTED PURSUANT TO THIS PLAN, OR THE CONFIRMATION ORDER, EACH EXCULPATED PARTY IS HEREBY EXCULPATED AND RELEASED FROM ANY CLAIM, CAUSE OF ACTION OR LIABILITY TO ANY PERSON OR ENTITY OR TO ANY HOLDER OF A CLAIM OR INTEREST, FOR ANY ACT OR OMISSION IN CONNECTION WITH OR ARISING OUT OF THEIR PARTICIPATION IN THE CASES, INCLUDING, WITHOUT LIMITATION, IN THE FORMULATION, CONFIRMATION, CONSUMMATION, AND/OR ADMINISTRATION OF THIS PLAN OR THE PROPERTY TO BE DISTRIBUTED UNDER THIS PLAN, EXCEPT IF SUCH ACT OR OMISSION IS DETERMINED IN A FINAL ORDER TO HAVE CONSTITUTED GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AND IN ALL RESPECTS, EACH OF SUCH PERSONS SHALL BE ENTITLED TO REASONABLY RELY UPON THE ADVICE OF COUNSEL WITH RESPECT TO THEIR DUTIES AND RESPONSIBILITIES AND SHALL BE FULLY PROTECTED IN ACTING OR IN REFRAINING FROM ACTION IN ACCORDANCE WITH SUCH ADVICE.

9.7 Survival of Indemnification and Contribution Obligations. Notwithstanding anything to the contrary contained in this Plan and unless the Plan Debtors and any indemnified members (including ex officio members), officers, directors, managers and employees have agreed otherwise, the obligations of the Plan Debtors to indemnify and/or provide contribution to its current and former members (including ex officio members), officers, directors, managers and employees pursuant to the Plan Debtors’ articles of incorporation, operating agreements, by-

laws, applicable statutes or contractual obligations, as applicable, with respect to all past, present and future actions, suits, proceedings, or claims against any of such members (including ex officio members), officers, directors, managers and employees based upon any act or omission related to service with, for, or on behalf of the Plan Debtors, whether occurring before or after the Effective Date, shall not be discharged or impaired by Confirmation of this Plan, but rather shall survive unaffected by this Plan and the Confirmation Order and shall remain obligations of the Plan Debtors; provided, however, that such obligations survive only to the extent that the Plan Debtors’ obligations to indemnify the members (including ex officio members), officers, directors, managers and employees for such actions, suits, proceedings, or claims are covered by the proceeds of an insurance policy or policies. Under no circumstances shall the Plan Debtors or the Estates be required to make any payments on such indemnity claims including, without limitation, defense costs.

9.8 Insurance Preservation and Neutrality. Notwithstanding anything to the contrary in the Plan or the Confirmation Order, nothing in the Plan or the Confirmation Order (including, without limitation, any provision that purports to be preemptory or supervening or grants an injunction or a release) shall in any way operate to impair, diminish, or waive, or have the effect of impairing, diminishing or waiving, the legal or contractual rights, claims, defenses, liabilities or obligations of any Person, including, without limitation, the Plan Debtors, the Plan Administrator and any insurers, pursuant to any policies of insurance and related agreements, including, without limitation, the terms, conditions, limitations, exclusions, and endorsements thereof, that may cover Claims against the Plan Debtors, the Estates, the Plan Administrator or any other Person (collectively, the “Policies”). For the avoidance of doubt, the Policies include, without limitation, that certain Confidential Settlement, Release, and Hold Harmless Agreement among WTM I Company, Canal Corporation, Philip Morris USA, and the Carriers (as defined therein). For the further avoidance of doubt, the substantive consolidation of the Plan Debtors shall not in any way increase the obligations of the insurers under the Policies or result in new or additional insureds under the Policies. The Policies shall remain in full force and effect. The rights, claims, defenses, liabilities and obligations of any Person, including, without limitation, the Plan Debtors, the Plan Administrator and any insurers, under the Policies shall be governed by applicable law and the Policies. For the avoidance of doubt, notwithstanding anything to the contrary in the Plan or the Confirmation Order, nothing in the Plan or the Confirmation Order shall in any way operate to impair, diminish, or waive, or have the effect of impairing, diminishing or waiving, the legal or contractual rights, claims, defenses, liabilities or obligations of (i) WTM I Company to any insurer or (ii) any insurer to WTM I Company. For the further avoidance of doubt, notwithstanding anything to the contrary in the Plan or the Confirmation Order, nothing in the Plan or the Confirmation Order shall in any way operate to impair, diminish, or waive, or have the effect of impairing, diminishing or waiving, the legal or contractual rights, claims, defenses, liabilities or obligations of any Person, including, without limitation, the Plan Debtors, the Plan Administrator and any insurers, concerning any and all letters of credit and other collateral or security and the proceeds thereof provided by the Plan Debtors to the insurers. In addition, notwithstanding anything to the contrary in the Plan or the Confirmation Order, nothing in the Plan or the Confirmation Order shall in any way operate to impair, diminish, or waive, or have the effect of impairing, diminishing or waiving the ability of (a) the Plan Debtors to object to any Claims against the Estates filed by any insurer including, without limitation, Administrative, Priority, Secured or General Unsecured Claims or (b) any insurer to respond to such objection or assert such Claims, which Claims shall be allowed or disallowed pursuant to applicable law and the Policies. Distributions on any Allowed Claims filed by any insurer against the Estates shall be made pursuant to this Plan and the Confirmation Order.

9.9 United States Securities and Exchange Commission. Notwithstanding any provision herein to the contrary, no provision of the Plan or the Confirmation Order shall enjoin, impair or delay the United States Securities and Exchange Commission after the Effective Date from commencing or continuing any claims, causes of action, proceedings or investigations against any Person in any non-bankruptcy forum; provided, however, that nothing herein constitutes a waiver of any rights or defenses of any Person with respect to any claims, causes of action, proceedings or investigations by the United States Securities and Exchange Commission, including, without limitation, defenses related to validity, priority, amount and timeliness of such claims. From and after the Effective Date, notwithstanding anything to the contrary in this Plan, to the extent requested by the United States Securities and Exchange Commission, the Plan Debtors shall take any and all actions necessary to evidence the suspension of the Plan Debtors’ further reporting obligations with the United States Securities and Exchange Commission or their statutory or regulatory obligations as a publicly traded company, including, without limitation, seeking to deregister the Plan Debtors’ securities pursuant to Section 12(j) of the Exchange Act.

9.10 Internal Revenue Service. Notwithstanding any provision herein to the contrary, no provision of the Plan or the Confirmation Order shall (i) establish a bar date for the IRS to file an Administrative Claim against any Plan Debtors; (ii) waive or impair any setoff rights the IRS may have with respect to any Administrative Claim or waive or impair any rights or defenses thereto of the Plan Debtors; or (iii) enjoin, impair or delay any claims of the IRS against any Person except as set forth in the IRS Settlement Agreement; provided, however, that nothing in this Section 9.10 or otherwise in the Plan or the Confirmation Order shall modify or alter the terms of the IRS Settlement Agreement, which shall have full force and effect upon the effective date of the IRS Settlement Agreement.

ARTICLE X

MISCELLANEOUS PROVISIONS

10.1 Revocation and Withdrawal of this Plan. Subject to the terms of this Plan, the Plan Debtors reserve the right to revoke or withdraw this Plan at any time before entry of a Confirmation Order. If the Plan Debtors, or one of the individual Plan Debtors, as the case may be, revoke or withdraw this Plan prior to the Confirmation Date, or if Confirmation or the Effective Date does not occur with respect to one or more of the Plan Debtors, then this Plan shall be deemed to be null and void as to such Estates. In such event, nothing contained in this Plan or in any document relating to this Plan shall be deemed to constitute an admission of validity, waiver or release of any Claims by or against such Plan Debtors or any Person or to prejudice in any manner the rights of such Plan Debtors or any Person in any proceeding involving such Plan Debtors.

10.2 Governing Law. Except to the extent the Bankruptcy Code or Bankruptcy Rules are applicable, and subject to the provisions of any contract, instrument, release, indenture or other agreement or document entered into in connection with this Plan, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Virginia, notwithstanding any conflicts of law principles, rules or laws to the contrary.

10.3 Successors and Assigns. The rights, benefits and obligations of any Person named or referred to in this Plan shall be binding upon, and shall inure to the benefit of, the heir, executor, administrator, successor or assign of such Person.

10.4 Time. In computing any period of time prescribed or allowed by this Plan, the day of the act, event, or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is not a Business Day or, when the act to be done is the filing of a paper in court, a day on which weather or other conditions have made the clerk’s office for such court inaccessible, in which event the period runs until the end of the next day that is not one of the aforementioned days.

10.5 Construction. The rules of construction set forth in section 102 of the Bankruptcy Code shall apply to the construction of this Plan.

10.6 Amendments. The Plan may be amended, modified or supplemented by the Plan Debtors before or after the Effective Date, in each case only in the manner provided for by section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019 and other applicable law.

10.7 Section 1145 Exemption. Except with respect to an entity that is an underwriter as defined in subsection (b) of section 1145 of the Bankruptcy Code, pursuant to section 1145 of the Bankruptcy Code, neither section 5 of the Securities Act of 1933 nor any State or local law requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in securities shall apply with respect to any security being offered, sold or transferred under this Plan on account of Allowed Claims.

10.8 Section 1146 Exemption. Pursuant to section 1146 of the Bankruptcy Code, the issuance, transfer or exchange of any security under this Plan or the making or delivery of any instrument of transfer pursuant to, in implementation of, or as contemplated by this Plan, or the vesting, re-vesting, transfer or sale of any real or personal property of the Plan Debtors pursuant to, in implementation of, or as contemplated by this Plan shall not be taxed under any state or local law imposing a stamp tax, transfer tax or similar tax or fee.

10.9 Compliance with Tax Requirements. In connection with this Plan, to the extent applicable, the Plan Debtors or any agent thereof making Distributions in accordance with this Plan shall comply with all reporting and withholding requirements imposed on them by any governmental unit.

10.10 Further Actions. Each of the Plan Debtors and the Plan Administrator shall be authorized to execute, deliver, file or record such documents, contracts, instruments, releases and other agreements and take such other action as may be necessary to effectuate and further evidence the terms and conditions of this Plan.

10.11 Severability of Plan Provisions. If, prior to Confirmation, any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision then will be applicable as altered or interpreted; provided, however, that any such alteration or interpretation must be in form and substance acceptable to the Plan Debtors. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

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ARTICLE XI

REQUEST FOR CONFIRMATION

The Plan Debtors request confirmation of this Plan under section 1129 of the Bankruptcy Code.

CANAL CORPORATION (f/k/a CHESAPEAKE CORPORATION)

By:	/s/ J.P. Causey Jr.
Name: J.P. Causey Jr.
Title: Executive Vice President and Secretary

CANAL NC COMPANY (f/k/a CHESAPEAKE PRINTING AND PACKAGING COMPANY)

By:	/s/ J.P. Causey Jr.
Name: J.P. Causey Jr.
Title: Vice President

CANAL NY COMPANY, INC. (f/k/a CHESAPEAKE PHARMACEUTICAL PACKAGING COMPANY, INC.)

By:	/s/ J.P. Causey Jr.
Name: J.P. Causey Jr.
Title: Vice President

CANAL IH COMPANY (f/k/a CHESAPEAKE INTERNATIONAL HOLDING COMPANY)

By:	/s/ J.P. Causey Jr.
Name: J.P. Causey Jr.
Title: Vice President

SHEFFIELD, INC.

By:	/s/ J.P. Causey Jr.
Name: J.P. Causey Jr.
Title: President

CANAL RESOURCES COMPANY (f/k/a CHESAPEAKE ASSETS COMPANY)

By:	/s/ J.P. Causey Jr.
Name: J.P. Causey Jr.
Title: President

CANAL YR COMPANY (f/k/a CHESAPEAKE RECYCLING COMPANY)

By:	/s/ J.P. Causey Jr.
Name: J.P. Causey Jr.
Title: President

CANAL D&P COMPANY (f/k/a CHESAPEAKE DISPLAY AND PACKAGING COMPANY)

By:	/s/ J.P. Causey Jr.
Name: J.P. Causey Jr.
Title: Secretary

CANAL VIRGINIA COMPANY (f/k/a THE CHESAPEAKE CORPORATION OF VIRGINIA)

By:	/s/ J.P. Causey Jr.
Name: J.P. Causey Jr.
Title: President

CANAL CORPORATION (WISCONSIN) (f/k/a CHESAPEAKE CORPORATION (WISCONSIN))

By:	/s/ J.P. Causey Jr.
Name: J.P. Causey Jr.
Title: President

CANAL CORPORATION (MASSACHUSETTS) (f/k/a CHESAPEAKE CORPORATION (MASSACHUSETTS))

By:	/s/ J.P. Causey Jr.
Name: J.P. Causey Jr.
Title: President

CANAL CORPORATION (D.C.) (f/k/a CHESAPEAKE CORPORATION (D.C.))

By:	/s/ J.P. Causey Jr.
Name: J.P. Causey Jr.
Title: President

CANAL CORPORATION (ILLINOIS) (f/k/a CHESAPEAKE CORPORATION (ILLINOIS))

By:	/s/ J.P. Causey Jr.
Name: J.P. Causey Jr.
Title: President

CANAL CORPORATION (LOUISIANA) (f/k/a CHESAPEAKE CORPORATION (LOUISIANA))

By:	/s/ J.P. Causey Jr.
Name: J.P. Causey Jr.
Title: President

CANAL FP COMPANY, LLC (f/k/a CHESAPEAKE FOREST PRODUCTS COMPANY, LLC)

By:	/s/ J.P. Causey Jr.
Name: J.P. Causey Jr.
Title: Vice President

CANAL DE COMPANY (f/k/a CARY ST. COMPANY)

By:	/s/ J.P. Causey Jr.
Name: J.P. Causey Jr.
Title: Director

CANAL DP COMPANY (f/k/a DELMARVA PROPERTIES, INC.)

By:	/s/ J.P. Causey Jr.
Name: J.P. Causey Jr.
Title: Vice President

CANAL SH COMPANY (f/k/a STONEHOUSE INC.)

By:	/s/ J.P. Causey Jr.
Name: J.P. Causey Jr.
Title: Vice President

EXHIBIT 6.9

Plan Administrator Agreement

PLAN ADMINISTRATOR AGREEMENT

This Plan Administrator Agreement (the “Agreement”) is made this      day of              2011, by and among Canal Corporation and its affiliated debtors and debtors-in-possession except for WTM I Company (collectively, the “Plan Debtors”) and J.P. Causey Jr. (the “Plan Administrator”; together with the Plan Debtors, the “Parties”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the First Amended Joint Plan of Liquidation of Canal Corporation and Certain of Its Affiliated Debtors, dated February 11, 2011, as the same may be amended, modified or supplemented from time to time (the “Plan”).

RECITALS

WHEREAS, on December 29, 2009, the Plan Debtors filed voluntary petitions for relief under chapter 11 of Title 11 of the United States Code, §§ 101-1532 (as it may amended, the “Bankruptcy Code”), in the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”);

WHEREAS, on February 11, 2011, the Plan Debtors filed the Plan with the Bankruptcy Court;

WHEREAS, on             , 2011, the Bankruptcy Court entered an order confirming the Plan;

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth herein, the Parties hereto agree as follows:

ARTICLE I

ACCEPTANCE OF POSITION; EFFECTIVE DATE

1.1 Acceptance. J.P. Causey Jr. (a) accepts engagement as the Plan Administrator and (b) agrees to observe and perform all duties and obligations imposed upon the Plan Administrator under this Agreement, the Plan and orders of the Bankruptcy Court.

1.2 Effective Date. This Agreement shall be effective as of the Effective Date of the Plan.

ARTICLE II

OBLIGATIONS OF THE PLAN ADMINISTRATOR

2.1 Compliance with Plan. The Plan Administrator agrees to carry out, observe and perform all duties and obligations imposed by the Plan, orders of the Bankruptcy Court and applicable law, including causing the Plan Debtors to make the payment of Distributions on Allowed Claims and other payments in accordance with the terms and conditions of the Plan, this Agreement and orders of the Bankruptcy Court.

2.2 Transactions with Related Persons and Entities. Except with respect to compensation to be paid to the Plan Administrator or to Persons employed by or agents of the

Plan Administrator, including, without limitation, reimbursement of expenses, the Plan Administrator shall not knowingly, directly or indirectly, sell or otherwise transfer all or any part of the Assets of the Plan Debtors’ Estates to, or contract, with, (a) any relative of, Person employed by or agent of (acting in their individual capacities) the Plan Administrator or (b) any Person of which the Plan Administrator or any employee or agent of the Plan Administrator is an affiliate by reason of being a trustee, director, officer, partner or direct or indirect beneficial owner of five percent (5%) or more of the outstanding capital stock, shares or other equity interest of such Persons unless, in each such case, such transaction is approved by the Bankruptcy Court after full disclosure of such interest or affiliation.

2.3 Treatment of Accounts. For purposes of this Agreement, unless otherwise ordered by the Bankruptcy Court, the Plan Administrator may cause the Plan Debtors to pool for investment purposes any Cash which may or which is required to be segregated or placed into separate escrows, funds or accounts under the Plan or this Agreement; provided, however, that the Plan Administrator shall cause the Plan Debtors to treat such funds as segregated accounts in the Plan Debtors’ books and records. In addition, notwithstanding any requirement that Distributions to any Holder of an Allowed Claim be made from a specified escrow, fund or account, disbursements may be made as a single aggregate to such Holder of an Allowed Claim; provided, further, that the Plan Administrator shall cause the Plan Debtors to treat the funds so distributed as having been distributed from the appropriate escrow, fund or account in the Plan Debtors’ books and records.

2.4 Use of Assets. All Cash or other property held or collected by the Plan Administrator on behalf of the Plan Debtors shall be used solely for the purposes contemplated by the Plan and this Agreement.

2.5 Books, Records and Tax Returns. The Plan Administrator shall cause the Plan Debtors to maintain books and records and prepare and file such tax forms and returns as are required to be filed by the Plan Debtors under applicable law.

2.6 Reports to be filed by the Plan Administrator. Within 30 days following each calendar year, the Plan Administrator shall file with the Bankruptcy Court a report covering the immediately preceding calendar year (a) itemizing the receipt and disposition of all funds by the Plan Debtors (including all payments in respect of professionals’ fees and expenses), (b) listing or summarizing all unresolved or outstanding Disputed Claims, (c) describing the status of any pending objection or other litigation with respect to the unresolved Disputed Claims, (d) setting forth the amounts (if any) of the Cash that is held by the Plan Debtors and/or by the Plan Administrator on behalf of the Plan Debtors, and (e) listing the non-Cash Assets of the Plan Debtors’ Estates remaining to be liquidated.

2.7 No Other Duties. Other than the duties and obligations of the Plan Administrator specifically set forth in this Agreement, orders of the Bankruptcy Court or the Plan, the Plan Administrator shall have no duties or obligations of any kind with respect to the Plan Administrator’s engagement or position as such.

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ARTICLE III

POWERS AND RIGHTS OF THE PLAN ADMINISTRATOR

3.1 Powers and Rights of the Plan Administrator. The Plan Administrator shall have all of the powers and rights conferred upon the Plan Administrator by this Agreement, orders of the Bankruptcy Court or the Plan, including, without limitation, by sections 6.5, 6.9, 6.11 and 6.12 of the Plan.

ARTICLE IV

THE PLAN ADMINISTRATOR

4.1 Resignation; Death or Removal. The Plan Administrator may resign at any time upon 30 days’ notice to the Bankruptcy Court and counsel to the Plan Debtors. Any party in interest may move for the removal the Plan Administrator for cause upon providing notice to counsel to the Plan Debtors pursuant to the terms of the Plan; provided, however, that if the Plan Debtors or any other party in interest shall object to such removal within 21 days of receiving such notice, such removal shall not be effective until approved by the Bankruptcy Court. Notwithstanding any other provision in the Plan, upon the resignation or removal of a Plan Administrator, a Plan Administrator shall continue to serve in such capacity until such time as a successor Plan Administrator is identified and accepts the appointment on substantially the terms as the resigning or removed Plan Administrator and notice is provided to the Bankruptcy Court of such successor Plan Administrator pursuant to the terms of the Plan; provided, however, that upon the death or incapacity of the Plan Administrator, the Bankruptcy Court may approve the appointment of a new Plan Administrator. Every successor Plan Administrator appointed pursuant to this Agreement shall execute, acknowledge and deliver to the Bankruptcy Court an instrument in writing accepting such appointment hereunder, and thereupon such successor Plan Administrator, without any further act, shall become fully vested with all of the rights, powers, duties and obligations of his, her or its predecessor. Following the acceptance of appointment by the successor Plan Administrator, the prior Plan Administrator shall have no liability for acts taken by the successor Plan Administrator or for events occurring after the appointment of the successor Plan Administrator. No successor Plan Administrator appointed pursuant to the terms of this Agreement shall in any event have any liability or responsibility for the acts or omissions of any of his, her or its predecessors

4.2 Compensation. The Plan Administrator shall be compensated for services performed by the Plan Administrator in connection with this Agreement and in carrying out the Plan at the rate of $300.00 per hour. The Plan Administrator shall maintain a descriptive log of each hour worked of each day for which compensation is sought. The Plan Administrator shall be entitled to payment out of the Assets monthly on the last day of each month until all Distributions have been made under the Plan and the wind-down of the Plan Debtors’ Estates has been completed. The Plan Administrator also shall be reimbursed out of the Assets for all reasonable out-of-pocket expenses incurred by the Plan Administrator in connection with performing the duties provided hereunder and in carrying out the Plan.

4.3 Insurance. The Plan Administrator shall be, and hereby is, authorized to obtain, maintain, and pay for out of the Assets all reasonably necessary premiums and other expenses incurred for insurance coverage for the Plan Administrator, including coverage with

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respect to potential liabilities, duties, and obligations of the Plan Administrator and the Plan Administrator’s agents, representatives, employees or independent contractors under this Agreement, and to procure fidelity coverage in an amount that is at least equal to one hundred twenty-percent (120%) of the Assets to protect the Assets, liquidated or otherwise, that may form part of any or all Distributions.

4.4 Reliance by Plan Administrator. The Plan Administrator may rely, and shall be fully protected in acting or refraining from acting if the Plan Administrator relies, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order or other instrument or document that the Plan Administrator reasonably believes to be genuine and to have been signed or presented by the party or parties properly authorized to do so or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties, and the Plan Administrator may conclusively rely as to the truth of the statements and correctness of the opinions expressed therein. The Plan Administrator may consult with counsel and other professionals, including, without limitation, with counsel and other professionals of the Plan Debtors, with respect to matters in their respective areas of expertise, and any advice of counsel shall be full and complete authorization and protection in respect of any action taken or not taken by the Plan Administrator. The Plan Administrator shall be entitled to rely upon the advice of such professionals in acting or failing to act, and shall not be liable for any act taken or not taken in reliance thereon. The Plan Administrator shall have the right at any time to seek and rely upon instructions from the Bankruptcy Court concerning this Agreement, the Plan or any other document executed in connection therewith, and the Plan Administrator shall be entitled to rely upon such instructions in acting or failing to act and shall not be liable for any act taken or not taken in reliance thereon.

Persons dealing with the Plan Administrator shall look only to the Assets of the Plan Debtors’ Estates to satisfy any liability incurred by the Plan Administrator to such Person or Entity in carrying out the terms of this Agreement, orders of the Bankruptcy Court and the Plan, and the Plan Administrator shall have no personal obligation to satisfy any such liability, except to the extent such liability or obligation is determined by Final Order to have arisen as a result of gross negligence, willful misconduct or fraud of the Plan Administrator in which case the Assets of the Debtors’ Estates will not be subject to such claims or liabilities.

4.5 Liability and Indemnification. As of and after the Effective Date, the Plan Administrator shall not be liable for any act or omission of any other designee, agent or representative of the Plan Debtors, nor shall the Plan Administrator be liable for any act or omission taken or omitted to be taken in his, her or its capacity as Plan Administrator other than for specific acts or omissions resulting from the Plan Administrator’s willful misconduct, gross negligence or fraud. The Plan Administrator may, in connection with the performance of his, her or its functions, and in his, her or its sole and absolute discretion, consult with the Plan Debtors’ attorneys, accountants, financial advisors and agents, and shall not be liable for any act taken, omitted to be taken, or suffered to be done in accordance with advice or opinions rendered by such persons, regardless of whether such advise or opinions are provided in writing. Notwithstanding such authority, the Plan Administrator shall not be under any obligation to consult with the Plan Debtors’ attorneys, accountants, financial advisors or agents, and the Plan Administrator’s determination not to do so shall not result in the imposition of liability on the Plan Administrator, unless such determination is based on the Plan Administrator’s willful

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misconduct, gross negligence or fraud. The Estates shall indemnify and hold harmless the Plan Administrator from and against and in respect of all liabilities, losses, damages, claims, costs and expenses (including, without limitation, reasonable attorneys’ fees, disbursements, and related expenses) which the Plan Administrator may incur or to which the Plan Administrator may become subject in connection with any action, suit, proceeding or investigation brought by or threatened against the Plan Administrator arising out of or due to the acts or omissions of the Plan Administrator, or consequences of such acts or omissions, with respect to the implementation or administration of the Estates or the Plan or the discharge of his, her or its duties under the Plan, orders of the Bankruptcy Court or this Agreement; provided, however, that no such indemnification will be made for actions or omissions as a result of willful misconduct, gross negligence or fraud.

ARTICLE V

TERMINATION

5.1 Termination. As soon as practicable after the Plan Administrator causes the Plan Debtors to liquidate and to distribute the Assets of the Plan Debtors’ Estates pursuant to and in accordance with the Plan and has complied with and fulfilled the Plan Administrator’s obligations under this Agreement, the Plan Administrator shall, at the expense of the Plan Debtors’ Estates, cause the Plan Debtors (a) to provide for the retention and storage of any books, records and files that are required to be retained under applicable law until such time as all such books, records and files are no longer required to be retained; (b) to file a certificate informing the Bankruptcy Court of the location at which any such books, records and files are being stored; and (c) to file a certification stating that the Assets of the Plan Debtors’ Estates have been liquidated and final Distributions have been made under the Plan. Upon the Plan Administrator’s completion of the actions specified in the preceding sentence and the entry by the Bankruptcy Court of one or more Final Decrees concerning each of the Cases, this Agreement shall terminate.

Except as otherwise specifically provided herein, after the termination of this Agreement pursuant to this Section 5.1, the Plan Administrator shall have no further duties or obligations hereunder.

ARTICLE VI

MISCELLANEOUS PROVISIONS

6.1 Descriptive Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of the Agreement.

6.2 Amendment Waiver and Modification. This Agreement may not be amended except by an instrument executed by the Plan Administrator and approved by order of the Bankruptcy Court.

6.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to the rules of conflict of laws of the Commonwealth of Virginia or any other jurisdiction.

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6.4 Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts and delivered by facsimile or email, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement shall become effective when each Party hereto shall have received counterparts thereof signed by all the other Parties hereto.

6.5 Severability; Validity. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other Persons or circumstances, shall not be affected thereby, and to such end, the provisions of the Agreement are agreed to be severable.

6.6 Relationship to Plan. The principal purpose of this Agreement is to aid in the implementation of the Plan and, therefore, this Agreement incorporates by reference and is subject to the provisions of the Plan. To that end, the Plan Administrator shall have full power and authority to take any action consistent with the purposes and provisions of the Plan. In the event that the provisions of this Agreement are found to be inconsistent with the provisions of the Plan, the provisions of the Plan shall control; provided, however, that provisions of this Agreement adopted by amendment and approved by the Bankruptcy Court following substantial consummation (as such term is used in section 1127(b) of the Bankruptcy Code) of the Plan shall control over provisions of the Plan.

6.7 Retention of Jurisdiction. As provided in the Plan, the Bankruptcy Court shall retain jurisdiction over the Plan Debtors’ Estates to the fullest extent permitted by law, including for the purposes of interpreting and implementing the provisions of this Agreement; provided, however, that the retention of jurisdiction shall not require the Bankruptcy Court to approve the retention of, or payment of compensation to, professionals the Plan Administrator causes the Plan Debtors to employ after the Effective Date of the Plan.

6.8 No Third Party Beneficiaries. Except for the Holders of Allowed Claims, the Plan Debtors and the Plan Administrator, nothing in this Agreement is intended to confer upon any Person or Entity any rights or remedies hereunder.

6.9 Successors and Assigns. The terms of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the Parties have either executed and acknowledged this Agreement or caused it to be executed and acknowledged on their behalf by their duly authorized officers as of the date first above written.

J.P. CAUSEY JR., as Plan Administrator

By:
Name: J.P. Causey Jr.

CANAL CORPORATION (f/k/a CHESAPEAKE CORPORATION)

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By:
Name:
Title:

CANAL NC COMPANY (f/k/a CHESAPEAKE PRINTING AND PACKAGING COMPANY)

By:
Name:
Title:

CANAL NY COMPANY, INC. (f/k/a CHESAPEAKE PHARMACEUTICAL PACKAGING COMPANY, INC.)

By:
Name:
Title:

CANAL IH COMPANY (f/k/a CHESAPEAKE INTERNATIONAL HOLDING COMPANY)

By:
Name:
Title:

SHEFFIELD, INC.

By:
Name:
Title:

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CANAL RESOURCES COMPANY (f/k/a CHESAPEAKE ASSETS COMPANY)

By:
Name:
Title:

CANAL YR COMPANY (f/k/a CHESAPEAKE RECYCLING COMPANY)

By:
Name:
Title:

CANAL D&P COMPANY (f/k/a CHESAPEAKE DISPLAY AND PACKAGING COMPANY)

By:
Name:
Title:

CANAL VIRGINIA COMPANY (f/k/a THE CHESAPEAKE CORPORATION OF VIRGINIA)

By:
Name:
Title:

CANAL CORPORATION (WISCONSIN) (f/k/a CHESAPEAKE CORPORATION (WISCONSIN))

By:
Name:
Title:

CANAL CORPORATION (MASSACHUSETTS) (f/k/a CHESAPEAKE CORPORATION (MASSACHUSETTS))

By:
Name:
Title:

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CANAL CORPORATION (D.C.) (f/k/a CHESAPEAKE CORPORATION (D.C.))

By:
Name:
Title:

CANAL CORPORATION (ILLINOIS) (f/k/a CHESAPEAKE CORPORATION (ILLINOIS))

By:
Name:
Title:

CANAL CORPORATION (LOUISIANA) (f/k/a CHESAPEAKE CORPORATION (LOUISIANA))

By:
Name:
Title:

CANAL FP COMPANY, LLC (f/k/a CHESAPEAKE FOREST PRODUCTS COMPANY, LLC)

By:
Name:
Title:

CANAL DE COMPANY (f/k/a CARY ST. COMPANY)

By:
Name:
Title:

CANAL DP COMPANY (f/k/a DELMARVA PROPERTIES, INC.)

By:
Name:
Title:

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CANAL SH COMPANY (f/k/a STONEHOUSE INC.)

By:
Name:
Title:

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EXHIBIT 7.1

Executory Contracts to be Assumed

(to be provided)